Exhibit 10.9

Execution Version

SECOND LIEN CREDIT AGREEMENT

Dated as of November 30, 2017

among

LIGHTHOUSE NETWORK, LLC,

as the Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

and

CREDIT SUISSE SECURITIES (USA) LLC,

CITIZENS BANK, NATIONAL ASSOCIATION

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners

Section 9.18	Appointment for Perfection	194
Section 9.19	Interest Rate Limitation	194
Section 9.20	Intercreditor Agreement	194
Section 9.21	Conflicts	195
Section 9.22	Release of Guarantors	195
Section 9.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	195

SCHEDULES:
Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Dutch Auction
Schedule 3.05
Schedule 3.13	–	Subsidiaries
Schedule 4.01(b	–	Local Counsel Opinions
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBITS:
Exhibit A-1	–	Form of Affiliated Lender Assignment and Assumption
Exhibit A-2	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Intellectual Property Security Agreement
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Reserved
Exhibit F	–	Reserved
Exhibit G	–	Form of Initial Intercreditor Agreement
Exhibit H	–	Form of Interest Election Request
Exhibit I	–	Form of Guaranty Agreement
Exhibit J	–	Form of Perfection Certificate
Exhibit K	–	Form of Joinder Agreement
Exhibit L	–	Form of Promissory Note
Exhibit M	–	Form of Second Lien Pledge and Security Agreement
Exhibit N	–	Reserved
Exhibit O-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P	–	Form of Solvency Certificate
Exhibit Q	–	Form of Limited Recourse Pledge Agreement

SECOND LIEN CREDIT AGREEMENT

SECOND LIEN CREDIT AGREEMENT, dated as of November 30, 2017 (this “Agreement”), by and among Lighthouse Network, LLC a Delaware limited liability company (the “Borrower”), the Lenders from time to time party hereto, Credit Suisse AG, Cayman Islands Branch, (“CS”), in its capacities as administrative agent and collateral agent for the Secured Parties (in such capacities and together with its successors and assigns, the “Administrative Agent”), and Credit Suisse Securities (USA) LLC, Citizens Bank, National Association and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”).

RECITALS

A. Pursuant to the terms of the Acquisition Agreement, the Borrower will acquire, directly or indirectly, all of the issued and outstanding capital stock (the “Acquisition”) of the Target.

B. Substantially concurrently with the consummation of the Acquisition, all indebtedness for borrowed money that is outstanding under (i) that certain Credit Agreement, dated as of October 13, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof immediately prior to giving effect to the Transactions, the “Existing First Lien Credit Agreement”), by and among, inter alios, the Borrower (formerly known as Harbourtouch Payments, LLC), as the borrower, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and each issuing lender from time to time party thereto and (ii) that certain Credit Agreement, dated as of October 13, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof immediately prior to giving effect to the Transactions, the “Existing Second Lien Credit Agreement”, and together with the Existing First Lien Credit Agreement, the “Existing Credit Agreements”), by and among, inter alios, the Borrower, as the borrower, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent, will be repaid in full (or in the case of letters of credit issued under the Existing First Lien Credit Agreement, at the election of the Borrower, replaced, backstopped or incorporated or “grandfathered” into the Revolving Facility (as defined in the First Lien Credit Agreement)) and all commitments, liens and security interests under the Existing Credit Agreements shall be terminated and released (the “Closing Date Refinancing”).

C. To fund the Closing Date Refinancing and a portion of the consideration for the Acquisition, the Borrower (i) has requested that the Lenders extend credit under this Agreement in the form of Initial Loans in the aggregate principal amount of $130,000,000, and (ii) intends to (x) borrow term loans in an aggregate principal amount equal to $430,000,000 and (y) establish a revolving facility with an available amount of $40,000,000, in each case under this clause (ii), under the First Lien Credit Agreement.

D. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means:

(a) with respect to any Indebtedness that is senior to the Initial Loans in right of security, (i) if the First Lien Facility is outstanding on the relevant date of determination, the Initial Intercreditor Agreement or (ii) if the First Lien Facility is not outstanding on the relevant date of determination, an intercreditor agreement substantially in the form of the Initial Intercreditor Agreement, with (A) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (B) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within three Business Days following the date on which such changes are posted for review; and/or

(b) with respect to any other Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto and otherwise reasonably satisfactory to the Borrower and the Administrative Agent or (ii) reasonably acceptable to the Borrower and the Administrative Agent, which intercreditor or subordination agreement or arrangement described in this clause (ii) is posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within three Business Days following the date on which the same is posted for review.

“ACH” means automated clearing house transfers.

“Acquisition” has the meaning assigned to such term in the recitals to this Agreement.

“Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of October 31, 2017, by and among, inter alios, the Borrower, the Target and the stockholders of the Target party thereto, as sellers.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).

“Additional Loan” means any term loan added pursuant to Sections 2.22, 2.23 and/or 9.02(c).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower and/or any Restricted Subsidiary solely because it is an unrelated portfolio company of the Sponsor or Rook Holdings and none of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender and/or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, the Borrower and/or any subsidiary of the Borrower.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Agreement” has the meaning assigned to such term in the preamble to this Second Lien Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall (i) be calculated based upon an Interest Period of one month and shall be determined on a daily basis and, for the avoidance of doubt, the Published LIBO Rate for any day shall be based on the rate determined on such day at 11:00 a.m. (London time) and (ii) for purposes of this clause (b), not be less than 0.00%) plus 1.00%, (c) the Prime Rate and (d) solely with respect to Initial Loans, 2.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be.

“Applicable Percentage” means, with respect to any Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and unused Additional Commitments of such Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Commitments of all Lenders under the applicable Class.

“Applicable Rate” means, with respect to any Initial Loan, (a) 8.50% per annum for LIBO Rate Loans and (b) 7.50% per annum for ABR Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.

“Assignment Agreement” means, collectively, each Assignment and Assumption and each Affiliated Lender Assignment and Assumption.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.

“Assumed Tax Rate” means the highest combined effective marginal U.S. federal, state and local income tax rate applicable to a taxable corporation or individual resident in New York City, New York, or Los Angeles, California (whichever is higher), taking into account the deductibility of state and local taxes for U.S. federal income tax purposes, in each case applicable to the character of the applicable net taxable income (e.g., capital gains, dividends and/or ordinary income).

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) the greater of $25,000,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; plus

(ii) the Retained Excess Cash Flow Amount (provided that the Retained Excess Cash Flow Amount shall not be available for any Restricted Payment pursuant to Section 6.04(a)(iii)(A) unless no Event of Default under Section 7.01(a), (f) or (g) exists (A) at the time of the declaration of such Restricted Payment or (B) if the relevant Restricted Payment is made after the date that is 60 days after the date on which such Restricted Payment was declared, on the date of such Restricted Payment); plus

(iii) the amount of any capital contribution in respect of Qualified Capital Stock or the proceeds of any issuance of Qualified Capital Stock after the Closing Date (other than any amounts (x) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount, (y) received from the Borrower or any Restricted Subsidiary or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Borrower, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock (other than any amounts (x) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness (including any Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v) the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment (pursuant to the definition thereof), the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments and interest payments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii) (A) the amount of any Declined Proceeds plus (B) the amount of any Retained Asset Sale Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as reasonably determined by the Borrower, but excluding any Cure Amount and/or any Contribution Indebtedness Amount) received by the Borrower or any of its Restricted Subsidiaries after the Closing Date from:

(a) contributions in respect of Qualified Capital Stock of the Borrower (other than any amount received from any Restricted Subsidiary of the Borrower), and

(b) the sale of Qualified Capital Stock of the Borrower (other than (x) to any Restricted Subsidiary of the Borrower, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between any Loan Party and any counterparty that is the Administrative Agent, a Lender or an Arranger or any Affiliate of the Administrative Agent, any Lender or any Arranger as of the Closing Date and/or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is the Administrative Agent, a Lender or an Arranger or any Affiliate of the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into, in each case, in connection with Banking Services and that have been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents; it being understood that each counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any applicable Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution or any Excluded Party) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Borrower and/or the Target and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).

“Borrower” has the meaning assigned to such term in the recitals to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Burdensome Agreement” has the meaning assigned to such term in Section 6.05.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Business Facility” means any sales office or distribution, co-location or equipment facility center or warehouse operated, or to be operated, by the Borrower and/or any Restricted Subsidiary.

“Business Optimization Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows for the Borrower and its Restricted Subsidiaries for such period.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any investment fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means (a) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more CFCs and (b) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more Persons of the type described in the immediately preceding clause (a).

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding Capital Stock of the Borrower; and

(b) at any time on or after a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any Qualifying IPO), of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding Capital Stock of the Borrower and (y) the percentage of the total voting power of all of the outstanding Capital Stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders; provided that notwithstanding the provisions of this clause (b), no “Change of Control” shall be deemed to have occurred under this clause (b) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of the Borrower or a direct or indirect parent company of the Borrower.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Loans, Additional Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c), (b) any Commitment, refers to whether such Commitment is an Initial Commitment, an Additional Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means November 30, 2017, the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02).

“Closing Date Material Adverse Effect” has the meaning assigned to such term in the Acquisition Agreement, as in effect on October 31, 2017 and giving effect to any amendment, waiver or consent permitted under Section 4.01(n).

“Closing Date Refinancing” has the meaning assigned to such term in the recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party or Lighthouse Common Equity Holder subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document, the terms of the last paragraph of Section 4.01 and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a) the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(i) (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit C hereto, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and, (E) an executed joinder to any applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto; and

(ii) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the applicable time period set forth in Section 5.12(a)); and

(b) the Administrative Agent shall have received with respect to any Material Real Estate Asset acquired after the Closing Date, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Borrower)):

(i) evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Borrower)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii) customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request; and

(iv) surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and a completed standard “Life-of-Loan” flood hazard determination form (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept (A) any existing appraisal so long as such existing appraisal or survey satisfies any applicable local law requirements and (B) any new survey or any existing survey, together with a no change affidavit, in either case sufficient for the relevant title insurance company to remove the standard survey exception and issue the survey-related endorsements.

Notwithstanding any provision of any Loan Document to the contrary, if any mortgage tax or similar tax or charge is owed on the entire amount of the Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Requirements of Law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (x) the amount of the Obligations allocated to the applicable Material Real Estate Asset and (y) the fair market value of the applicable Material Real Estate Asset at the time the Mortgage is entered into and determined in a manner reasonably acceptable to Administrative Agent and the Borrower, which in the case of clause (y) will result in a limitation of the Obligations secured by the Mortgage to such amount.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) the Limited Recourse Pledge Agreement, (iii) each Mortgage, (iv) each Intellectual Property Security Agreement, (v) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (vi) the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and (vii) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means any Initial Commitment and any Additional Commitment, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means any competitor of the Borrower and/or any of its subsidiaries (including the Target and/or any of its subsidiaries).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(a) Consolidated Net Income for such period; plus

(b) to the extent not otherwise included in the determination of Consolidated Net Income for such period, the proceeds of any business interruption insurance policy in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters)); plus

(c) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(i) Consolidated Interest Expense;

(ii) [reserved];

(iii) Taxes paid and any provision for Taxes, including income, capital, state, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution) of such Person paid or accrued during such period;

(iv) (A) all depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) all impairment Charges, including any bad debt expense, and (C) all asset write-offs and/or write-downs;

(v) any earn-out and contingent consideration obligation (including to the extent accounted for as a bonus, compensation or otherwise) incurred in connection with any acquisition and/or other Investment permitted under Section 6.06 which is paid or accrued during such period and in connection with any similar acquisition or other Investment completed prior to the Closing Date and, in each case, adjustments thereof;

(vi) any non-cash Charge, including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(vii) any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(viii) (A) Transaction Costs, (B) Charges incurred in connection with any transaction (in each case, whether or not consummated and whether or not permitted under this Agreement), including (1) any issuance and/or incurrence of Indebtedness (including any Charge that would constitute a Public Company Cost) and/or any issuance and/or offering of Capital Stock (including, in each case, by any Specified Parent Company), any acquisition or other Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, and/or (2) any Qualifying IPO (whether or not consummated), including any Charge that would constitute a Public Company Cost, (C) the amount of any Charge that is actually reimbursed or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on this clause (C), the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters) and/or (D) after a Qualifying IPO and/or any issuance of public debt securities, Public Company Costs;

(ix) any Charge or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(x) without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of any amount included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of any Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(xi) the amount of management, monitoring, consulting, transaction and advisory fees and related indemnities and expenses (including reimbursements) pursuant to any sponsor management agreement and payments made to any Investor (and/or its Affiliates or management companies) for any financial advisory, financing, underwriting or placement service or in respect of other investment banking activities and payments to outside directors of the Borrower or a Parent Company actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided that such payment is permitted under this Agreement;

(xii) any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening (including of any Business Facility), including the following: any inventory optimization program and/or any curtailment, any business optimization Charge, any Charge relating to the destruction of equipment, any restructuring and integration Charge (including any Charge relating to any tax restructuring), any Charge relating to the closure or consolidation of any facility, including any Business Facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any signing Charge, any Charge relating to any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software or intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge in connection with unused warehouse space, any Charge relating to a new contract, any consulting Charge, or any corporate development Charge and/or any Charge incurred in connection with non-recurring product development; plus

(xiii) any Charge incurred or accrued in connection with any single or one-time event, including (A) in connection with the opening, consolidation, closing or reconfiguration of any facility and/or (B) any one-time consulting cost; plus

(xiv) any other addback, adjustment and/or exclusion of the type reflected in the financial model most recently made available to the Arrangers prior to October 31, 2017, the Target Quality of Earnings Report (other than the “Market Pricing” pro forma adjustment) and/or any other quality of earnings report delivered to the Arrangers on or prior to October 31, 2017 relating to any acquisition (other than the Acquisition) consummated by the Borrower and/or any Restricted Subsidiary prior to the Closing Date; plus

(d) to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash income or gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA (including any component definition) pursuant to clause (f) below for such period or any previous period and not added back; plus

(e) the full pro forma “run rate” expected cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) (“Expected Cost Savings”) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified to that effect by a Responsible Officer of such Person in the Compliance Certificate required by Section 5.01(c) to be delivered in connection with the financial statements for such period) related to (A) the Transactions and (B) any Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative (including the renegotiation of contracts and other arrangements) and/or specified transaction, in each case, prior to, on or after the Closing Date (any such operating improvement, restructuring, cost savings initiative or similar initiative or specified transaction, a “Business Optimization Initiative”); plus

(f) any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(g) the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio, the Secured Leverage Ratio and/or the amount of any basket based on a percentage of Consolidated Adjusted EBITDA for any period that includes the Fiscal Quarters ended December 31, 2016, March 31, 2017, June 30, 2017 or September 30, 2017, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2016 shall be deemed to be $23,041,855, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2017 shall be deemed to be $23,342,390, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2017 shall be deemed to be $25,057,957 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2017 shall be deemed to be $24,452,220 in each case, as adjusted on a Pro forma Basis, as applicable.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that (a) is secured by a first priority Lien on the Collateral and (b) without duplication of clause (a) above, consists of Capital Leases and/or purchase money Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (including, without limitation (and without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income (loss), determined in accordance with GAAP of such Subject Person and its Restricted Subsidiaries, but excluding:

(a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period and (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b) any gain or Charge attributable to any asset Disposition (including asset retirement costs and including any abandonment of assets) or of returned surplus assets outside the ordinary course of business,

(c) (i) any gain or Charge from (A) any extraordinary item (as determined in good faith by such Person) and/or (B) any nonrecurring or unusual item (as determined in good faith by such Person) and/or (ii) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order,

(d) any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period,

(e) any net income or Charge attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement),

(f) (i) any Charge incurred as a result of, pursuant to or in connection with, any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement) and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, the Borrower and/or any Restricted Subsidiary; provided that, in the case of this clause (ii), to the extent any such Charge is a cash charge, such Charge shall only be excluded to the extent the same is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(g) any Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP, (ii) within 12 months after the closing of any other acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (iii) as a result of any change in, or the adoption or modification of, accounting principles and/or policies in accordance with GAAP,

(h) (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, rights fee arrangement, software, goodwill, intangible asset, in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or recapitalization accounting or the amortization or write-off of any amounts thereof, net of Taxes, and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, or the adoption or modification of, accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Borrower determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included in any subsequent period after the Fiscal Quarter in which such change, adoption or modification was made),

(i) any write-off or amortization made in such period of any deferred financing cost and/or premium paid,

(j) solely for the purpose of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person,

(k) (i) any realized or unrealized gain and/or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging, (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); provided, that notwithstanding anything to the contrary herein, any realized gain or loss in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income, and

(l) any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that (a) is secured by a Lien on the Collateral and (b) without duplication, consists of Capital Leases and/or purchase money Indebtedness.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including LC Disbursements (as defined in the First Lien Credit Agreement) that have not been reimbursed within three Business Days and the outstanding principal balance of all third party Indebtedness for borrowed money of such Person represented by notes, bonds and similar instruments and excluding, for the avoidance of doubt, undrawn letters of credit) and Capital Leases and purchase money Indebtedness, as such amount may be adjusted to reflect the effect (as determined by the Borrower in good faith) of any Hedge Agreement entered into in respect of the currency exchange risk relating to such third party debt for borrowed money, calculated on a mark-to-market basis; provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, and (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Indebtedness Amount” has the meaning assigned to such term in Section 6.01(r).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“CS” has the meaning assigned to such term in the recitals to this Agreement.

“Cure Amount” has the meaning assigned to such term in the First Lien Credit Agreement.

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower and/or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) management fees receivables).

“Current Liabilities” means, at any date, all liabilities of the Borrower and/or its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts or unpaid acquisition, disposition or refinancing related expenses and deferred purchase price holdbacks, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower and/or any Restricted Subsidiary, (ix) management fees payables, (x) the current portion of any Capital Lease Obligation, (xi) the current portion of any other long term liability for Indebtedness, (xii) accrued settlement costs, (xiii) non-cash compensation costs and expenses, (xiv) deferred revenue arising from cash receipts that are earmarked for specific projects, and (xv) any other liabilities that are not Indebtedness and will not be settled in Cash or Cash Equivalents during the next succeeding twelve month period after such date.

“Customary Bridge Loans” means customary bridge loans (other than investment grade-style 364 day bridge loans) with a maturity date of not longer than one year which automatically (or subject to customary conditions) converts or exchanges for long term Indebtedness upon maturity; provided that (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any Class of then-existing Term Loans and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Term Loan Maturity Date on the date of the issuance or incurrence thereof.

“Debt Fund Affiliate” means any Affiliate of Searchlight, Rook Holdings and/or any Person described in clause (c) of the definition of “Investor” (other than any natural Person) that is a bona fide debt fund or other investment vehicle (in each case with one or more bona fide investors to whom its managers owe fiduciary duties independent of their fiduciary duties to Searchlight, Rook Holdings or such Person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course.

“Debt FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of any Indebtedness of the type described in the definition of “Consolidated Total Debt”.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Person that has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including its obligation to make a Loan within two Business Days of the date required to be made by it hereunder, unless such Person notifies the Administrative Agent in writing that such failure is the result of such Person’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Administrative Agent or the Borrower in writing that it does not intend to satisfy or perform any such obligation or has made a public statement to the effect that it does not intend to comply with its funding or other obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing indicates that such position is based on such Person’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Person shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e)(i) become (or any parent company thereof has become) either the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Borrower and the Administrative Agent have each determined that such Person intends, and has all approvals required to enable it (in form and substance satisfactory to the Borrower and the Administrative Agent), to continue to perform its obligations hereunder; provided that no Person shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of the Borrower and/or any of its subsidiaries and designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by the Borrower in a writing delivered to the Administrative Agent.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person (excluding, for the avoidance of doubt, any issuance or sale of Capital Stock of the Borrower).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

It is understood and agreed that the Lighthouse Preferred Units do not constitute Disqualified Capital Stock.

“Disqualified Institution” means:

(a) (i) any Person identified in writing to the Arrangers on or prior to October 31, 2017, (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i), and/or (ii) above that is identified in a written notice to CS (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) (each such person described in clauses (i) through (iii) above, a “Disqualified Lending Institution”);

(b) (i) any Person that is or becomes a Company Competitor and/or any Affiliate of any Company Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and is identified as such in writing to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date), (ii) any Affiliate of any Person described in clause (i) above (other than any Affiliate that is a Bona Fide Debt Fund) that is reasonably identifiable as an Affiliate of such person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified in a written notice to CS (if prior to the Closing Date) or to the Administrative Agent (if after the Closing Date) (it being understood and agreed that no Bona Fide Debt Fund may be designated as a Disqualified Institution pursuant to this clause (iii)); and

(c) any Affiliate or Representative of any Arranger and/or any Initial Lender that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (any Person described in this clause (c), an “Excluded Party”);

it being understood and agreed that no written notice delivered pursuant to clauses (a)(iii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans.

“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution”.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that (a) did not become a subsidiary of the Borrower until after the Closing Date, (b) is not a CFC Holdco, (c) is treated as a disregarded entity for U.S. federal income tax purposes and (d) holds (directly or through another Disregarded Domestic Person) equity in one or more Foreign Subsidiaries that are CFCs.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b) hereto.

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line and/or amendment fee (regardless of whether any such fee is paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably; provided, however, that (A) to the extent that the Published LIBO Rate (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Published LIBO Rate (for a period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 9.05(g), any Affiliated Lender and/or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary or any ERISA Affiliate, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or is in “reorganization” within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.

“Estimated Taxable Income” means for any fiscal year or fiscal quarter of the Borrower, (a) the cumulative estimated U.S. federal taxable income of the Borrower (computed as if the Borrower was a taxable Person) allocable to its equity owners with respect to their ownership in the Borrower for such fiscal year or the portion of the fiscal year ending with the end of such fiscal quarter, reduced by (b) any losses from prior fiscal years or prior fiscal quarters to the extent such prior losses have not been previously taken into account in determining tax distributions pursuant to Section 6.04(a)(i)(B); provided that such cumulative estimated U.S. federal taxable income shall be computed (i) without taking into account any items of income, gain, loss or deduction specially allocated under Section 704(c) of the Code, and (ii) by taking into account adjustments under Section 743(b) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:

(a) Consolidated Adjusted EBITDA for such Excess Cash Flow Period (without giving effect to clauses (b) or (e) of the definition thereof, the amounts added back in reliance on which shall be deducted in determining Excess Cash Flow); plus

(b) any extraordinary, unusual or non-recurring cash gain during such Excess Cash Flow Period (whether or not accrued in such Excess Cash Flow Period) to the extent not otherwise included in Consolidated Adjusted EBITDA (including any component definition used therein); plus

(c) any foreign currency exchange gain actually realized and received in cash in U.S. Dollars (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk), net of any loss from foreign currency translation; plus

(d) [reserved]; plus

(e) an amount equal to all Cash received for such period on account of any net non-Cash gain or income from any Investment deducted in a previous period pursuant to clause (r) of this definition; plus

(f) the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(g) the amount, if any, which, in the determination of Consolidated Adjusted EBITDA (including any component definition used therein) for such Excess Cash Flow Period, has been included in respect of income or gain from any Disposition outside of the ordinary course of business (including Dispositions constituting covered losses or taking of assets referred to in the definition of “Net Insurance/Condemnation Proceeds”) of the Borrower and/or any Restricted Subsidiary; minus

(h) cash payments actually made in respect of the following (without duplication):

(i) any Investment permitted by Section 6.06 (other than Investments (i) in Cash or Cash Equivalents, (ii) in any Loan Party or (iii) made pursuant to Section 6.06(r)(i)) and/or any Restricted Payment permitted by Section 6.04(a) (other than pursuant to Section 6.04(a)(iii)(A)) and actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant Investment and/or Restricted Payment is financed with the proceeds of long term funded Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period;

(ii) any realized foreign currency exchange loss actually paid or payable in cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk);

(iii) the aggregate amount of any extraordinary, unusual or non-recurring cash Charge (whether or not incurred in such Excess Cash Flow Period) excluded in calculating Consolidated Adjusted EBITDA (including any component definition used therein);

(iv) consolidated Capital Expenditures actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with the proceeds of long term funded Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period;

(v) any long-term liability, excluding the current portion of any such liability (other than Indebtedness) of the Borrower and/or any Restricted Subsidiary;

(vi) any cash Charge added back in calculating Consolidated Adjusted EBITDA pursuant to clause (c) of the definition thereof or excluded from the calculation of Consolidated Net Income in accordance with the definition thereof;

(vii) the aggregate amount of expenditures actually made by the Borrower and/or any Restricted Subsidiary during such Fiscal Year (including any expenditure for the payment of financing fees) to the extent that such expenditures are not expensed; minus

(i) the aggregate principal amount of (i) all optional prepayments of Indebtedness (other than any optional prepayment of (A) any First Lien Obligation and/or Second Lien Debt, in each case, that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.11(b)(i) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (ii) all mandatory prepayments and scheduled repayments of Indebtedness during such Excess Cash Flow Period and (iii) the aggregate amount of any premium, make-whole or penalty payment actually paid in cash by the Borrower and/or any Restricted Subsidiary during such period that is required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); minus

(j) Consolidated Interest Expense actually paid or payable in cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period; minus

(k) Taxes (inclusive of Taxes paid or payable under tax sharing agreements or arrangements and/or in connection with any intercompany distribution) paid or payable by Borrower and/or any Restricted Subsidiary with respect to such Excess Cash Flow Period; minus

(l) the increase, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower and/or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(m) the amount of any Tax obligation of the Borrower and/or any Restricted Subsidiary that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower and/or any Restricted Subsidiary; minus

(n) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (i) required to be paid in Cash by the Borrower and/or any Restricted Subsidiary pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, acquisitions or Investments and Restricted Payments described in clause (h)(i) above and/or (ii) otherwise committed or budgeted to be made in connection with Capital Expenditures, acquisitions or Investments and/or Restricted Payments described in clause (h)(i) above (clauses (i) and (ii), the “Scheduled Consideration”) (other than Investments in (A) Cash and Cash Equivalents and (B) the Borrower and/or any Restricted Subsidiary) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions or Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus

(o) cash payments (other than in respect of Taxes, which are governed by clause (k) above) made during such Excess Cash Flow Period for any liability the accrual of which in a prior Excess Cash Flow Period resulted in an increase in Excess Cash Flow in such prior period (provided that there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); minus

(p) cash expenditures made in respect of any Hedge Agreement during such period to the extent (i) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA and (ii) not financed with long term funded Indebtedness (other than revolving Indebtedness); minus

(q) amounts paid in Cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (i) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income; minus

(r) an amount equal to the aggregate net non-Cash gain or income from any non-ordinary course Investment to the extent included in arriving at Consolidated Adjusted EBITDA.

“Excess Cash Flow Period” means each full Fiscal Year of the Borrower (commencing with the Fiscal Year ending on December 31, 2018).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a) any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases and purchase money financings), or (iii) except with respect to the Capital Stock of any Loan Party, trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b) the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary and/or (iv) special purpose entity used for any permitted securitization facility,

(c) any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto by the United States Patent and Trademark Office, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable federal Law,

(d) any asset (including any Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority) or (ii) require any governmental or regulatory consent, approval, license or authorization (to the extent such authorization was not obtained; it being understood and agreed that no Loan Party shall have any obligation to obtain any such authorization), except to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (d)(i) or (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and specified in a written notice delivered to the Administrative Agent in advance of the date on which the relevant Loan Party would have been required to grant or perfect a security interest in the relevant asset,

(e) (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest and (iii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f) the Capital Stock of any Person that is not a Wholly-Owned Subsidiary,

(g) any Margin Stock,

(h) the Capital Stock of any Foreign Subsidiary, CFC Holdco and/or Disregarded Domestic Person, in each case (x) in excess of 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of any such Person or (y) to the extent such Person is not a first-tier Subsidiary of any Loan Party,

(i) the Capital Stock or Indebtedness of any Foreign Subsidiary of a Disregarded Domestic Person that is a CFC,

(j) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $5,000,000,

(k) to the extent permitted or otherwise not prohibited by the terms of this Agreement, any Deposit Account or securities account which any Loan Party uses specifically and exclusively as an escrow, fiduciary or trust account for the benefit of another Person (other than a Loan Party) in the ordinary course of business,

(l) assets subject to any purchase money security interest, Capital Lease obligation or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary of the Borrower) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (l) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation,

(m) any Cash or Cash Equivalents maintained in or credited to any Deposit Account or securities account that are comprised of (a) funds specifically and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds specifically and exclusively used or to be used to pay all Taxes required to be collected, remitted or withheld (including withholding Taxes (including the employer’s share thereof)) and (c) any other segregated funds which any Loan Party is permitted or otherwise not prohibited by the terms of this Agreement to hold as an escrow or fiduciary for the benefit of another Person (other than a Loan Party) in the ordinary course of business,

(n) with respect to any Lighthouse Common Equity Holder, any asset other than the Lighthouse Common Units and the other “Collateral” as defined in the Limited Recourse Pledge Agreement, and

(o) any asset with respect to which the Administrative Agent and the Borrower have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower and its subsidiaries to conduct their operations and business in the ordinary course of business and including the cost of title insurance, surveys or flood insurance (if necessary)) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby.

“Excluded Party” has the meaning assigned to such term in the definition of “Disqualified Institution.”

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary (i) that is prohibited or restricted from providing a Loan Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary (including pursuant to assumed Indebtedness)), (ii) that would require a governmental (including regulatory) or third party consent, approval, license or authorization (to the extent such consent, approval, license or authorization was not obtained; it being understood and agreed that no Loan Party shall have any obligation to obtain any such authorization) (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty (in each case, at the time such Restricted

Subsidiary became a subsidiary) or (iii) with respect to which the provision of a Loan Guaranty would result in material adverse tax consequences as reasonably determined by the Borrower, where the Borrower notifies the Administrative Agent in writing of such determination in advance of the date on which such Restricted Subsidiary would have otherwise been required to satisfy the Collateral and Guarantee Requirement pursuant to Section 5.12(a) hereof,

(d) any not-for-profit subsidiary,

(e) any Captive Insurance Subsidiary,

(f) any special purpose entity used for any permitted securitization or receivables facility or financing,

(g) any Foreign Subsidiary,

(h) (i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary that is a CFC,

(i) any Unrestricted Subsidiary,

(j) any Restricted Subsidiary acquired by the Borrower that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Loan Guaranty) and/or

(k) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of any Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee provided by (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) such recipient’s net or overall gross income or franchise Taxes, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender (other than a Lender that became a Lender pursuant to an assignment under Section 2.19) with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new lending office, (d) any Tax imposed as a result of a failure by the Administrative Agent, such Lender to comply with Sections 2.17(f) or (j) and (e) any Tax under FATCA.

“Existing Credit Agreements” has the meaning assigned to such term in the recitals to this Agreement.

“Existing First Lien Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Second Lien Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Extended Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower executed by each of (a) the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and any treaty, law, regulation or other official guidance issued under or with respect to any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Effective Rate is less than zero, it shall deemed to be zero, it shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain Fee Letter, dated as of October 31, 2017 by and among, inter alios, the Borrower, the Arrangers and the Administrative Agent.

“First Lien Claimholders” has the meaning set forth in the Initial Intercreditor Agreement.

“First Lien Collateral Agent” has the meaning set forth in the Initial Intercreditor Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Closing Date, among, inter alios, the Borrower, CS, as administrative agent and collateral agent and the lenders from time to time party thereto.

“First Lien Facility” means the credit facility governed by the First Lien Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans or other long-term indebtedness that replace or refinance such debt facility or other financing arrangement including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendment, supplement, modification, extension, renewal, restatement, amendment and restatement or refunding thereof or any such debt facility or other financing arrangement that replaces or refinances such debt facility or other financing arrangement (or any subsequent replacement thereof), in each case to the extent permitted or not restricted by this Agreement.

“First Lien Incremental Debt” means any “Incremental Loan” and/or “Incremental Equivalent Debt”, each as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility).

“First Lien Incremental Equivalent Debt” means “Incremental Equivalent Debt” as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility).

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Consolidated First Lien Debt as of the last day of the most recently ended Test Period plus (ii) without duplication, Capital Lease Obligations that constitute Consolidated Total Debt to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries.

“First Lien Obligations” means (a) the “Secured Obligations” as defined in the First Lien Credit Agreement and with respect to any other First Lien Facility, any equivalent term under such First Lien Facility, (b) all unpaid principal and accrued and unpaid interest and fees owing in respect of any First Lien Incremental Equivalent Debt and/or any other Indebtedness that is (i) secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis and (ii) permitted under this Agreement and (c) all unpaid principal and accrued and unpaid interest and fees owing with respect to any refinancing Indebtedness in respect of any or all of the foregoing.

“First Lien Obligations Payment Date” means the “Termination Date” as defined in the First Lien Credit Agreement (or any equivalent term under any document governing any First Lien Obligation).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.10(c).

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statue thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statue thereto.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the U.S.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national, supra-national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including without limitation, petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, medical waste and pharmaceutical waste.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) the assets of which, when taken together with the assets of all other Restricted Subsidiaries that are Immaterial Subsidiaries, do not exceed 5.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) the contribution to Consolidated Adjusted EBITDA of which, when taken together with the contribution to Consolidated Adjusted EBITDA of all other Immaterial Subsidiaries, does not exceed 5.00% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Borrower delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a) the Shared Incremental Amount, plus

(b) in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or Commitments hereunder, an amount equal to the portion of the relevant Class of Loans or Commitments that will be replaced by such Incremental Facility; provided that no Incremental Facility that is senior in right of payment or with respect to security as compared to the relevant extended Class of Loans and/or Commitments may be incurred in reliance on this clause (b), plus

(c) [Reserved], plus

(d) without duplication of clause (c) above,(i) the amount of any optional prepayment of any Loan in accordance with Section 2.11(a) and/or the amount of any permanent prepayment of Incremental Equivalent Debt, (ii) the amount of any optional prepayment, redemption or repurchase of any Replacement Loan or any borrowing or issuance of Replacement Debt previously applied to the permanent prepayment of any Loan hereunder, so long as no Incremental Facility was previously incurred in reliance on clause (d)(i) above as a result of such prepayment, and (iii) the amount paid in Cash in respect of any reduction in the outstanding amount of any Loan resulting from any assignment of such Loan to (and/or assignment and/or purchase of such Loan by) the Borrower and/or any Restricted Subsidiary; provided that (A) for each of clauses (i), (ii) and (iii), the relevant prepayment, redemption, repurchase or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) and (B) no Incremental Facility that is senior with respect to security as compared to the relevant Class of prepaid or reduced loans or commitments may be incurred in reliance on this clause (d), plus

(e) an unlimited amount so long as, in the case of this clause (e), after giving effect to the relevant Incremental Facility, (i) if such Incremental Facility is secured by a lien on the Collateral that is pari passu with or junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed 5.90:1.00 or (ii) if such Incremental Facility is unsecured, at the election of the Borrower, either (A) the Total Leverage Ratio does not exceed 5.90:1.00 or (B) the Interest Coverage Ratio (as defined below) is not less than 2.00:1.00, in each case described in this clause (e), calculated on a Pro forma Basis, including the application of the proceeds thereof (in the case of each of clause (i) and (ii) without “netting” the cash proceeds of the applicable Incremental Facility or any other simultaneous incurrence of Indebtedness on the consolidated balance sheet of the Borrower);

provided that:

(i) any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Borrower in its sole discretion,

(ii) if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred or implemented in reliance on clause (e) of this definition and any other clause of this definition in a single transaction or series of related transaction, (A) the permissibility of the portion of such Incremental Facility and/or

Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Incremental Facility or Incremental Equivalent Debt to be incurred or implemented in reliance on any other clause of this definition, but giving full pro forma effect to any increase in the amount of Consolidated Adjusted EBITDA resulting from the application of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions, and (B) the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter, and

(iii) any portion of any Incremental Facility or Incremental Equivalent Debt that is incurred or implemented in reliance on clauses (a) through (d) of this definition will, unless the Borrower otherwise elects, automatically be reclassified as having been incurred under clause (e) of this definition if, at any time after the incurrence thereof, when financial statements required pursuant to Section 5.01(a) or (b) are delivered or, if earlier, become internally available, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be permitted under the Secured Leverage Ratio, Total Leverage Ratio or Interest Coverage Ratio test, as applicable, set forth in clause (e) of this definition; it being understood and agreed that once such Incremental Facility or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as having been incurred under the provision of this definition in reliance on which such Incremental Facility or Incremental Equivalent Debt was originally incurred.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means Indebtedness in the form of pari passu senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that:

(a) the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination),

(b) no Event of Default shall exist immediately prior to or after giving effect to the incurrence or implementation thereof; provided that notwithstanding the foregoing, in the case of any such Indebtedness incurred or implemented in connection with any acquisition, Investment or irrevocable payment or redemption of Indebtedness, the condition set forth in this clause (b) shall require only that no Event of Default under Section 7.01(a), (f) or (g) exist immediately prior to giving effect to such Indebtedness,

(c) other than with respect to the Inside Maturity Amount, the Weighted Average Life to Maturity applicable to such notes or loans (other than Customary Bridge Loans) is no shorter than the Weighted Average Life to Maturity of the then-existing Loans (without giving effect to any prepayment thereof),

(d) other than with respect to the Inside Maturity Amount, the final maturity date with respect to such notes or loans (other than Customary Bridge Loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,

(e) subject to clauses (c) and (d), such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Equivalent Debt,

(f) the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness; provided that the Effective Yield applicable to any such Indebtedness in the form of secured term loans (other than Customary Bridge Loans) which are (A) pari passu with the Initial Loans in right of payment and with respect to security, (B) scheduled to mature prior to the date that is two years after the Initial Maturity Date, (C) incurred in reliance on clause (e) of the definition of “Incremental Cap” (and not by virtue of any re-classification of such Indebtedness pursuant to clause (iii) of the proviso at the end of the definition of “Incremental Cap”) and (D) incurred on or prior to the date that is six months after the Closing Date may not be more than 0.75% higher than the Effective Yield applicable to the Initial Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or LIBO Rate floor) with respect to the Initial Loans is adjusted such that the Effective Yield on the Initial Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Loan due to the application or imposition of an Alternate Base Rate floor or LIBO Rate floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or LIBO Rate floor applicable to such Initial Loan; provided, further, that this clause (f) shall not apply in respect of (1) the MFN Exemption Amount or (2) any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder,

(g) [Reserved],

(h) if such Indebtedness is (i) secured by the Collateral on a pari passu basis with the Secured Obligations that are secured on a second lien basis, (ii) secured by the Collateral on a junior basis as compared to the Secured Obligations that are secured on a second lien basis or (iii) unsecured and subordinated to the Obligations, then the holders of such Indebtedness shall be party to an Acceptable Intercreditor Agreement,

(i) no such Indebtedness may be (i) guaranteed by any Person which is not a Loan Party and/or a Lighthouse Common Equity Holder or (ii) secured by any assets other than the Collateral, and

(j) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date and/or (ii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii) shall be deemed satisfactory to the Administrative Agent).

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a) all indebtedness for borrowed money;

(b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument);

(e) all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;

(f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g) the Guarantee by such Person of the Indebtedness of another;

(h) all obligations of such Person in respect of any Disqualified Capital Stock; and

(i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness; provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated November 2017, relating to the Borrower and its subsidiaries and the Transactions.

“Initial Lenders” means the Arrangers and the affiliates of the Arrangers who are party to this Agreement as Lenders on the Closing Date.

“Initial Commitment” means, with respect to any Person, the commitment of such Person to make Initial Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Person’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to Section 9.05 or (ii) increased from time to time pursuant to Section 2.22. The aggregate amount of the Lenders’ Initial Commitments on the Closing Date is $130,000,000.

“Initial Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit G hereto, dated as of the Closing Date, among, inter alios, the Second Lien Collateral Agent, as agent for the Second Lien Claimholders (as defined therein), the Administrative Agent, as agent for the First Lien Claimholders (as defined therein) and the Loan Parties from time to time party thereto.

“Initial Lender” means any Lender with an Initial Commitment or an outstanding Initial Loan.

“Initial Loans” means the term loans made by the Initial Lenders to the Borrower pursuant to Section 2.01(a).

“Initial Maturity Date” means the date that is eight years after the Closing Date.

“Inside Maturity Amount” means (a) $50,000,000 minus (b) the aggregate outstanding principal amount of Indebtedness incurred in reliance on (i) Section 2.22(a), (ii) Section 6.01(q), (iii) Section 6.01(w) and/or (iv) Section 6.01(z) that, in each case under this clause (b), (A) consists of debt for borrowed money of a Loan Party and (B) (1) has a maturity date that is earlier than the Latest Term Loan Maturity Date and/or (2) has a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (without giving effect to any prepayment thereof).

“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit C hereto.

“Intercreditor Agreement” means the Initial Intercreditor Agreement and any Acceptable Intercreditor Agreement.

“Interest Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Ratio Interest Expense for such Test Period, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Interest Election Request” means a request by the Borrower in the form of Exhibit H hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing March 30, 2018) and the maturity date applicable to such ABR Loan and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, 12 months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” shall mean, in relation to any LIBO Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Published LIBO Rate for the longest period (for which the applicable Published LIBO Rate is available) that is shorter than the Interest Period of that Published LIBO Rate Loan and (b) the applicable Published LIBO Rate for the shortest period (for which such Published LIBO Rate is available) that exceeds the Interest Period of that LIBO Rate Loan, in each case, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Investment” means (a) any purchase or other acquisition for consideration by the Borrower or any of its Restricted Subsidiaries of any of the Capital Stock of any other Person (other than any Loan Party), (b) the acquisition for consideration by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayment of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor, (b) Jared Isaacman and (c) the Management Investors.

“Information” has the meaning assigned to such term in Section 3.11(a).

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit K or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower.

“Junior Indebtedness” means any Indebtedness of any Loan Party (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness of any Loan Party that is secured by a security interest in the Collateral (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Term Facility on the Closing Date with an individual outstanding principal amount in excess of the Threshold Amount.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“Lender” means any Initial Lender and any Additional Lender, including any Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, with respect to the Initial Loans, in no event shall the LIBO Rate be less than 1.00% per annum.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Lighthouse Common Equity Holder” means any holder of Lighthouse Common Units.

“Lighthouse Common Units” means units of membership interests of the Borrower that are designated as Class A common units.

“Lighthouse Preferred Units” means those certain preferred units of membership interests of the Borrower that are outstanding as of the Closing Date and any preferred units of membership interests of the Borrower that are issued after the Closing Date, in each case on substantially the same terms as in effect on the Closing Date.

“Limited Conditionality Acquisition” means any acquisition or similar Investment, including by way of merger, by the Borrower or any Restricted Subsidiary that is permitted pursuant to this Agreement, the consummation of which is not conditioned upon the availability or, or on obtaining, third party financing.

“Limited Recourse Pledge Agreement” means the Second Lien Limited Recourse Guaranty and Pledge Agreement, substantially in the form of Exhibit Q hereto, executed by each Lighthouse Common Equity Holder and the Administrative Agent for the benefit of the Secured Parties, as supplemented by any Limited Recourse Pledge Agreement Joinder Agreement in accordance with the terms of Section 5.12(c) hereof.

“Limited Recourse Pledge Agreement Joinder Agreement” means a joinder agreement relating to the Limited Recourse Pledge Agreement substantially in the form of Exhibit A thereto or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower.

“Loan” means any Initial Loan and/or any Additional Loan.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, each Limited Recourse Pledge Agreement, the Collateral Documents, the Initial Intercreditor Agreement, any First Lien Intercreditor Agreement to which the Borrower is a party and/or any other Acceptable Intercreditor Agreement to which the Borrower is a party, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means each Lighthouse Common Equity Holder and any Subsidiary Guarantor.

“Loan Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit I hereto, executed by each Loan Guarantor and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means the Borrower and each Subsidiary Guarantor.

“Management Investors” means the officers, directors, managers, employees and members of management of the Borrower, any Parent Company and/or any subsidiary of the Borrower (including, on the Closing Date, those of the Target and its subsidiaries) on the Closing Date.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date (including, for the avoidance of doubt, for purposes of any representation and warranty made as of the Closing Date), a Closing Date Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money owing from any Person other than any Loan Party which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, each fee-owned Real Estate Asset having a fair market value (as reasonably determined by the Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $5,000,000, as listed on Schedule 3.05 and (b) any fee-owned Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably determined by the Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $5,000,000 as of the date of acquisition thereof.

“Maturity Date” means (a) with respect to any Initial Loan, the Initial Maturity Date, (b) with respect to any Replacement Loan, the final maturity date for such Replacement Loans as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (d) with respect to any Extended Loan, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“MFN Exemption Amount” means (a) $100,000,000 minus (b) the aggregate outstanding principal amount of Indebtedness incurred in reliance on (i) Section 2.22(a), (ii) Section 6.01(q), (iii) Section 6.01(w) and/or (iv) Section 6.01(z), in each case under this clause (b), (A) that would give rise to a “most favored nation” adjustment in accordance with the terms thereof and (B) which the Borrower has elected to exempt from such “most favored nation” adjustment, which election shall be evidenced in a written notice delivered by the Borrower to the Administrative Agent on or prior to the date on which the relevant Indebtedness was incurred.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral, which shall contain such terms as may be necessary under applicable local Requirements of Law to perfect a Lien on the applicable Material Real Estate Asset.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (including any First Lien Obligation, but excluding the Loans and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith transfer and similar

Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any intercompany distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from any non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof.

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to any Tax sharing arrangement and/or any intercompany distribution) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (including any First Lien Obligation, but excluding the Loans and any other Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Debt Fund Affiliate” means any Investor and any Affiliate of any Investor, other than any Debt Fund Affiliate.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(i).

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding (i) any Excluded Taxes, and (ii) any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.19(b)).

“Parent Company” means any direct or indirect parent company of the Borrower, including, without limitation, any Specified Parent Company.

“Participant” has the meaning assigned to such term in Section 9.05(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit J.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each relevant Loan Party or Lighthouse Common Equity Holder, as applicable, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent (or the First Lien Agent, as bailee for the Administrative Agent) of any stock certificate or promissory note, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents.

“Permitted Acquisition” means any acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture) if (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transaction, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Borrower and/or any Restricted Subsidiary as a result of such Investment.

“Permitted Holders” means (a) the Investors and (b) any Person with which any Person described in clauses (a) or (c) of the definition of “Investor” form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Persons described in clauses (a) and/or (c) of the definition of “Investor” beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Asset Sale” means any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to Section 6.07(g)(z), Section 6.07(h) and/or Section 6.07(s).

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means (a) the rate of interest publicly announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate,” with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate or (b) if the Administrative Agent has no “prime rate,” the rate of interest last quoted by The Wall Street Journal (or another national publication reasonably selected by the Administrative Agent) as the “Prime Rate” in the U.S. or, if The Wall Street Journal (or such other publication) ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Pro forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definition thereof), that:

(a) (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower, any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (C) if applicable, any transaction described in clauses (g) and/or (h) of the definition of “Subject Transaction” and/or (D) the implementation of any Business Optimization Initiative, income statement items (whether positive or negative and including any Expected Cost Savings) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of (A) Permitted Acquisition or other Investment, (B) designation of any Unrestricted Subsidiary as a Restricted Subsidiary and/or (C) if applicable, any transaction in described in clauses (g) and/or (h) of the definition of “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; it being understood that any pro forma adjustment described in this Agreement may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(b) any retirement or repayment of Indebtedness that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower,

(d) the acquisition of any asset included in calculating Consolidated Total Assets and/or the amount Cash or Cash Equivalents, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made, and

(e) each other Subject Transaction shall be deemed to have occurred as of the first day of the Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) applicable to any test or covenant for which such calculation is being made.

“Projections” means the financial projections and pro forma financial statements of the Borrower and its subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit L hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing and filing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing:

(a) the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates),

(b) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be a comparable successor rate approved by the Borrower that is, at such time, generally accepted by the syndicated loan market for loans denominated in U.S. dollars in lieu of the “Published LIBO Rate” or, if no such generally accepted comparable successor rate exists at such time, a successor index rate as the Administrative Agent may determine with the consent of the Borrower and the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned and notwithstanding anything in Section 9.02 to the contrary) or

(c) if the rates described in clauses (a) and (b) are not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the Interpolated Rate.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means the issuance and sale by the Borrower or any Specified Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Ratio Interest Expense” means, with respect to any Person for any period, (a) the sum of consolidated total cash interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (i) including (A) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), (B) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (C) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance and (D) net payments arising under any interest rate Hedge Agreement with respect to Indebtedness and (ii) excluding (A) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment and/or other financing fee (including fees and expenses associated with the Transactions and annual agency fees), (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) any fee and/or expense associated with any Disposition, acquisition, Investment, issuance of Capital Stock or issuance or incurrence of Indebtedness (in each case, whether or not consummated), (E) any cost associated with obtaining, or any breakage cost in respect of, any Hedge Agreement or any other derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness, (F) any penalty and/or interest relating to Taxes and (G) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness minus (b) cash interest income for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Loans being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any asset received by the Borrower and/or Restricted Subsidiary in exchange for any asset transferred by the Borrower and/or any Restricted Subsidiary shall not be deemed to constitute a Related Business Asset if such asset consists of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).

“Replacement Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 4.00:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 4.00:1.00 and greater than 3.50:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 3.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the First Lien Leverage Ratio shall be determined on the scheduled date of prepayment.

“Required Net Proceeds Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 4.00:1.00, 100%, (b) if the First Lien Leverage Ratio is less than or equal to 4.00:1.00 and greater than 3.50:1.00, 50% and (c) if the First Lien Leverage Ratio is less than or equal to 3.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Proceeds or Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans under Section 2.11(b)(ii), the First Lien Leverage Ratio shall be determined on the date on which such proceeds are received by the applicable Borrower or Restricted Subsidiary.

“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and other requirements of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party or a Lighthouse Common Equity Holder, as applicable, and, solely for the purpose of any notice delivered pursuant to Article 2, any other officer of the applicable Loan Party so designated in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party or a Lighthouse Common Equity Holder, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or such Lighthouse Common Equity Holder, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Lighthouse Common Equity Holder, as applicable.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Retained Asset Sale Proceeds” means the amount of (a) Net Proceeds received by the Borrower or any Restricted Subsidiary in respect of any Prepayment Asset Sale or (b) any Net Insurance/Condemnation Proceeds, in each case that are not required to be applied to prepay the Loans pursuant to Section 2.11(b)(i) on account of the fact that the Required Net Proceeds Percentage is less than 100%.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount, determined on a cumulative basis, that is equal to the aggregate cumulative sum of the Excess Cash Flow that is not required to be applied as a mandatory prepayment under Section 2.11(b)(i) for all Excess Cash Flow Periods ending after the Closing Date and prior to such date; provided that such amount shall not be less than zero for any Excess Cash Flow Period.

“Rook Holdings” means Rook Holdings, Inc., a Delaware corporation.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Searchlight” means Searchlight Capital Partners, L.P.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Lien Claimholders” has the meaning set forth in the Initial Intercreditor Agreement.

“Second Lien Debt” means (a) the Initial Loans and (b) any Indebtedness that is pari passu with the Initial Loans in right of payment and secured by a Lien on the Collateral that is pari passu with the Lien securing the Initial Loans.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date and/or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, a Lender or an Arranger at the time such Hedge Agreement is entered into, in each case for which such Loan Party agrees to provide security and that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents; it being understood that the applicable counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any Intercreditor Agreement as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period in each case of the Borrower.

“Secured Obligations” means all Obligations, together with all Banking Services Obligations and all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Second Lien Pledge and Security Agreement, substantially in the form of Exhibit M, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Shared Incremental Amount” means (a) the greater of $100,000,000 and 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period minus (b) the aggregate outstanding principal amount of all First Lien Incremental Debt incurred or issued in reliance on the Shared Incremental Amount, in each case after giving effect to any reclassification of First Lien Incremental Debt as having been incurred under clause (e) of the definition of “Incremental Cap” hereunder or clause (e) of the definition of “Incremental Cap” (as defined in the First Lien Credit Agreement or any equivalent term under any documentation governing any First Lien Facility); it being understood and agreed that, unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any First Lien Incremental Debt would be permitted under any “incurrence-based” capacity to incur First Lien Incremental Debt under the documentation governing any First Lien Facility on the applicable date of determination, such First Lien Incremental Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on such “incurrence-based” capacity prior to the utilization of the Shared Incremental Amount.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Acquisition Agreement Representations” means such of the representations and warranties made by or on behalf of the Target, its subsidiaries or their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable affiliate) has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations and warranties.

“Specified Parent Company” means any direct or indirect parent company of which the Borrower is a Wholly-Owned Subsidiary.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i) (as it relates to the Loan Parties), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16, Section 3.17(a)(ii), Section 3.17(b) and Section 3.17(c)(ii).

“Sponsor” means, collectively, Searchlight, its controlled Affiliates and funds or partnerships managed or advised by any of them or any of their respective controlled Affiliates.

“Subject Loans” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) any incurrence or repayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (f) any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock (other than any amount constituting a Cure Amount), (g) the acquisition of any recurring revenue commission stream owed to any independent sales organization or other third party or any related transaction that results in the elimination of the contractual residual obligation owed by the Borrower and/or any Restricted Subsidiary to any third party, (h) any conversion of any software license that provides for recurring payments by the Borrower and/or any Restricted Subsidiary into a license that eliminates such recurring payments, (i) the implementation of any Business Optimization Initiative, and/or (j) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” means (a) on the Closing Date, each subsidiary of the Borrower that is not a Borrower (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (b) thereafter, each subsidiary of the Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” means Shift4 Corporation, a Nevada corporation.

“Target Quality of Earnings Report” means the quality of earnings report with respect to the Target, dated as of October 25, 2017.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Facility” means the Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of the Borrower are available.

“Threshold Amount” means $37,500,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case of the Borrower.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by any Parent Company and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the transactions contemplated by the Acquisition Agreement, (c) the Closing Date Refinancing, (d) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the First Lien Credit Agreement) to which they are a party and the incurrence of Indebtedness under the First Lien Credit Agreement on the Closing Date and (e) the payment of the Transaction Costs.

“Transformative Investment” means any acquisition or Investment by the Borrower and/or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation thereof (including on account of the fact that any Indebtedness (or related Lien) that is necessary to consummate such acquisition or Investment is not permitted under the terms of this Agreement) in the good faith determination of the Borrower or (b) if permitted by the terms of this Agreement immediately prior to the consummation thereof, would not, in the good faith determination of the Borrower, provide the Borrower and/or its relevant Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following the consummation thereof.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Cash Amount” means, as to any Person, on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person and (b) Cash and Cash Equivalents of such Person that are restricted in favor of the Term Facility and/or the First Lien Facility and/or other permitted senior, pari passu or junior secured Indebtedness (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on Collateral along with the Term Facility, the First Lien Facility and/or other permitted senior, pari passu or junior secured indebtedness), whether or not held in a pledged account, in each case determined in accordance with GAAP.

“Unrestricted Subsidiary” means any (a) subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10 and (b) any subsidiary of any Person described in clause (a) above.

“U.S.” means the United States of America.

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Initial Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Loan Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial Loan Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document and the First Lien Credit Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and/or 6.09 in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 6.01 (other than Sections 6.01(a), (x) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07 and/or 6.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section; provided that, (i) upon delivery of any financial statements pursuant to Section 5.01(a) or (b) following the initial incurrence of any portion of any Indebtedness incurred under Sections 6.01(a) through (gg) (other than Section 6.01(a) or (x)) (such portion of such Indebtedness, the “Subject Indebtedness”), if any such Subject Indebtedness could, based on such financial statements, have been incurred in reliance on Sections 6.01(q) or (w), such Subject Indebtedness may be reclassified as having been incurred under the applicable provisions of Sections 6.01(q) or (w), as applicable (in each case, subject to any other applicable provision of Sections 6.01(q) or (w)) and any associated Lien will be deemed to have been permitted under Section 6.02(o)(ii) and/or (s) upon any such reclassification, (ii) upon delivery of any financial statements pursuant to Section 5.01(a) or (b) following the making of any Investment in reliance on Sections 6.06(a) through (ee), if all or any portion of such Investment could, based on such financial statements, have been made in reliance on Section 6.06(bb), such Investment (or the relevant portion thereof) may be reclassified as having been made in reliance on Section 6.06(bb), (iii) the reclassification described in this sentence (whether under clause (i) or (ii) above) shall be given effect upon delivery of a written notice by the Borrower to the Administrative Agent (which written notice may be delivered by the Borrower at any time after the consummation of the relevant transaction and the delivery of the relevant financial statements, even if the relevant transaction is not permitted to be consummated under Section 6.01(w) or Section 6.06(bb) at the time of delivery of such notice) and (iv) the Borrower shall not be permitted to reclassify (A) any Restricted Payment as having been made in reliance on Section 6.04(a)(xi) if the Borrower did not satisfy the requirements set forth in Section 6.04(a)(xi) at the time such Restricted Payment was made or declared (as applicable in accordance with Section 1.10(a) or (B) any Restricted Debt Payment as having been made in reliance on Section 6.04(b)(vii) if the Borrower did not satisfy the requirements set forth in Section 6.04(b)(vii) at the time such Restricted Debt Payment was made or irrevocable notice with respect thereto was given (as applicable in accordance with Section 1.10(a). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof). For purposes of any amount expressed herein as the “greater of” a specified fixed amount and a percentage of “Consolidated Adjusted EBITDA”, “Consolidated Adjusted EBITDA” shall be deemed to refer to Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries.

Section 1.04 Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial

Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Specified Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA (other than, for the avoidance of doubt, for purposes of calculating Excess Cash Flow)) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash and Cash Equivalents), as of the last day of such Test Period).

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08 Currency Equivalents Generally.

(a) For purposes of any determination under Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness; provided that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt”.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Loans, Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10 Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) solely with respect to any Limited Conditionality Acquisition, the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment (so long as such Restricted Payment is actually made within 60 days following the date of declaration) or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect, on a Pro forma Basis, to (I) the relevant acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) and (II) to the extent definitive documents in respect thereof have been executed or the declaration of any Restricted Payment has been made or delivery of notice with respect to a Restricted Debt Payment has been given (which definitive documents, declaration or notice has not terminated or expired without the consummation thereof), any additional acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) that the Borrower has elected to treat in accordance with this clause (a).

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c) Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement (including Section 6.01(x) and/or Section 6.01(z), in each case, as it relates to the incurrence of any “fixed” or similar amount available under any First Lien Facility) that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement (including Section 6.01(x) and/or Section 6.01(z), as it relates to the incurrence of any “incurrence-based” or similar amount available under any Second Lien Facility) that requires compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount, except that (i) pro forma effect shall be given to any increase or decrease in Consolidated Adjusted EBITDA and/or the Unrestricted Cash Amount resulting from the entire transaction and (ii) the relevant Fixed Amount shall be taken into account for purposes of determining any Incurrence-Based Amount other than the relevant Incurrence-Based Amount set forth in Section 6.01 and/or Section 6.02.

(d) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

(e) The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.

Section 1.11 Guarantees and Collateral. Notwithstanding any provision of any Loan Document to the contrary, until the First Lien Obligations Payment Date, for purposes of any determination relating to the Collateral (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement” under this Agreement or under any other Loan Document) as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document, except as provided in the relevant Intercreditor Agreement, the determination of the First Lien Administrative Agent (or the agent for the holders of any applicable First Lien Obligations) under the analogous provision of the corresponding Loan Document (as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility) or the documentation governing the other applicable First Lien Obligations) shall be deemed to be the determination of the Administrative Agent with respect thereto.

ARTICLE 2.

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Initial Lender severally, and not jointly, agrees to make Initial Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Initial Commitment. Amounts paid or prepaid in respect of the Initial Loans may not be reborrowed.

(b) Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any U.S. federal withholding tax with respect to such LIBO Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such LIBO Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000. Each ABR Borrowing when made shall be in a minimum principal amount of $500,000 and in an integral multiple of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

Section 2.03 Requests for Borrowings. Each Loan Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that notices in respect of Loan Borrowings (x) to be made on the Closing Date may be conditioned on the closing of the Acquisition and (y) to be made in connection with any acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such Permitted Acquisition, permitted Investment or permitted irrevocable repayment or redemption of Indebtedness). Each such notice must be in in the form of a Borrowing Request or Interest Election Request, as the case may be, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request or Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 11:00 a.m. on the requested date of any Borrowing of or conversion to ABR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of the relevant Borrowing (or such later time as is reasonably acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any LIBO Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 [Reserved].

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m., in the case of LIBO Rate Loans, and (ii) 2:00 p.m., in the case of ABR Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower.

(b) Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 Type; Interest Elections.

(a) Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower of the applicable election to the Administrative Agent.

(c) If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09 Termination of Commitments. Unless previously terminated, (i) the Initial Commitments on the Closing Date shall automatically terminate upon the making of the Initial Loans on the Closing Date and (ii) the Additional Commitments of any Class shall automatically terminate upon the making of the Additional Loans of such Class and, if any such Additional Commitment is not drawn on the date that such Additional Commitment is required to be drawn pursuant to the applicable Refinancing Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate..

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) (i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Loans on the Initial Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) The Borrower shall repay the Additional Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Agreement or Extension Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Additional Loans of such Class pursuant to Section 2.22(a)).

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.

Section 2.11 Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Loans of one or more Classes (such Class or Classes to be selected by the Borrower in its sole discretion) in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Initial Loans only, to Section 2.12(c) and (B) if applicable, to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii) [Reserved].

(iii) The Borrower shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a) (i) in the case of any prepayment of any LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (ii) in the case of any prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment (or, in each case, such later time as to which the Administrative Agent may reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Loans shall be applied to the Class or Classes of Loans specified in the applicable prepayment notice.

(b) Mandatory Prepayments.

(i) Subject to Section 2.11(b)(vii), no later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2018, the Borrower shall prepay the outstanding principal amount of Loans then subject to ratable prepayment requirements in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Excess Cash Flow Period then ended, minus (B) at the option of the Borrower, (x) the aggregate principal amount of any voluntary prepayment, repurchase, redemption or other retirement of any First Lien Obligation pursuant to Section 2.11(a) of the First Lien Credit Agreement (or, with respect to any First Lien Obligation other than any Loan (as defined in the First Lien Credit Agreement), the corresponding provision of the documentation governing any other First Lien Obligation) prior to such date, (y) the aggregate principal amount of any voluntary prepayment, repurchase, redemption or other retirement of any Second Lien Debt pursuant to Section 2.11(a) of this Agreement (or, with respect to any Second Lien Debt other than any Loan, the corresponding provision of the documentation governing any other Second Lien Debt) prior to such date and (z) (1) the amount of any reduction in the outstanding amount of any First Lien Obligation resulting from any assignment permitted or not restricted by this Agreement (including in connection with any Dutch Auction (as defined in the First Lien Credit Agreement) (or the equivalent term in the documentation governing any other First Lien Obligation) and/or (2) the amount of any reduction in the outstanding amount of any Second Lien Debt that is permitted under this Agreement (including in connection with any Dutch Auction) prior to the date such payment is due and, in each case under this clause (z), based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayment made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of “Revolving Loans” (as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility), to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Borrower or its Restricted Subsidiaries); provided that no prepayment under this Section 2.11(b) shall be required unless and to the extent that the amount thereof exceeds $5,000,000; provided, further, that if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary of the Borrower) is also required to prepay any Second Lien Debt of the type described in clause (b) of the definition thereof (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and the relevant Other Applicable Indebtedness at such time; provided, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

(ii) Subject to Section 2.11(b)(vii), no later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of $7,500,000 in any Fiscal Year, the Borrower shall apply an amount equal to the Required Net Proceeds Percentage of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such threshold (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Loans then subject to ratable prepayment requirements (the “Subject

Loans”) in accordance with clause (vi) below; provided that (A) if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in the business of the Borrower and/or any subsidiary (other than in Cash or Cash Equivalents), then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 450 days following receipt thereof, or (y) the Borrower or any subsidiary has committed to so reinvest the Subject Proceeds during such 450- day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 450-day period; it being understood that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Subject Loans with the amount of Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required to repay or repurchase any Other Applicable Indebtedness (or offer to repurchase such Other Applicable Indebtedness), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.

(iii) Subject to Section 2.11(b)(vii) and Section 2.12(c), in the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than Indebtedness that is permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of any Class of Loans pursuant to Section 6.01(p), (B) Incremental Loans incurred to refinance all or a portion of any Class of Loans pursuant to Section 2.22, (C) Replacement Loans incurred to refinance all or any portion of any Class of Loans in accordance with the requirements of Section 9.02(c) and/or (D) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans in accordance with the requirements of Section 6.01(z), in each case to the extent required by the terms thereof to prepay or offer to prepay such Indebtedness), the Borrower shall, promptly upon the receipt thereof (and in any event not later than two Business Days thereafter), apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Class or Classes of Loans in accordance with clause (vi) below.

(iv) Notwithstanding anything in this Section 2.11(b) to the contrary:

(A) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the Borrower believes in good faith that repatriation to the Borrower of any such amount would be prohibited or delayed under any Requirement of Law (including, for the avoidance of doubt, any Requirement of Law relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on “upstreaming” and/or “cross-streaming” of cash within a group and Requirements of Law relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons) of the Borrower and/or any of its Restricted Subsidiaries) or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (it being understood and agreed that (i) solely within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the Borrower shall take all commercially reasonable actions required by applicable Requirements of Law to permit such repatriation and (ii) if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will promptly repatriate the relevant Excess Cash Flow or Subject Proceeds, as the case may be, and the repatriated Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Excess Cash Flow or such Subject Proceeds as a result thereof) to the repayment of the Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv))),

(B) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds are received by any joint venture, in each case, for so long as the Borrower determines in good faith that the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under the

Organizational Documents (or any relevant shareholders’ or similar agreement) governing such joint venture; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant joint venture will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)),

(C) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary that is not a Loan Party or the relevant Subject Proceeds are received by any Foreign Subsidiary that is not a Loan Party, in each case, for so long as the Borrower determines in good faith that the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under an agreement permitted pursuant to Section 6.05 by which such Foreign Subsidiary is bound governing any Indebtedness; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), and

(D) if the Borrower determines in good faith that the repatriation (or other intercompany distribution) to the Borrower, directly or indirectly, from a Foreign Subsidiary as a distribution or dividend of any amount required to mandatorily prepay the Loans pursuant to Sections 2.11(b)(i) or (ii) above would result in a material and adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation (or other intercompany distribution) of the relevant Subject Proceeds or Excess Cash Flow, directly or indirectly, from the relevant Foreign Subsidiary would no longer have a material adverse tax consequence within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable and to the extent available, not previously applied pursuant to this clause (D), shall be promptly applied to the repayment of the Loans pursuant to Section 2.11(b) as otherwise required above;

(v) Any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds may be retained by the Borrower. For the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of the Loans pursuant to Section 6.01(p), (x) Incremental Loans incurred to refinance all or a portion of the Loans pursuant to Section 2.22, (y) Replacement Loans incurred to refinance all or any portion of the Loans in accordance with the requirements of Section 9.02(c) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans in accordance with the requirements of Section 6.01(z). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Loans.

(vi) Except as otherwise contemplated by this Agreement or provided in, or intended with respect to, any Refinancing Amendment, any Incremental Facility Amendment, any Extension Amendment or any issuance of Replacement Debt (provided, that such Refinancing Amendment, Incremental Facility Amendment or Extension Amendment may not provide that the applicable Class of Loans receive a greater than pro rata portion of mandatory prepayments of Loans pursuant to Section 2.11(b) than would otherwise be permitted by this Agreement), in each case effectuated or issued in a manner consistent with this Agreement, each prepayment of Loans pursuant to Sections 2.11(b)(i), (ii) and (iii) shall be applied ratably to each Class of Loans then outstanding which is pari passu with the Initial Loans in right of payment and with respect to security (provided that any prepayment of Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Facility or Replacement Loans shall be applied to the applicable Class of Loans being refinanced or replaced). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentage of the applicable Class. If no Lender exercises the right to waive a prepayment of the Loans pursuant to Section 2.11(b)(v), the amount of such mandatory prepayment shall be applied first to the then outstanding Loans that are ABR Loans to the full extent thereof and then to the then outstanding Loans that are LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

(vii) Notwithstanding anything in this Section 2.11(b) to the contrary, until the First Lien Obligations Payment Date, no mandatory prepayment of outstanding Loans that would otherwise be required to be made under this Section 2.11(b) shall be required to be made, except with respect to the portion (if any) of the proceeds of any event giving rise to any mandatory prepayment under Section 2.11(b) of the First Lien Credit Agreement (or the equivalent provision under any other document governing any First Lien Facility) that has been declined by the applicable lenders thereunder in accordance with Section 2.11(b)(v) of the First Lien Credit Agreement (or the equivalent provision under any other document governing any First Lien Facility).

(viii) Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) other than with respect to payments made pursuant to Section 2.11(b)(ii) and Section 2.11(b)(iii) above, which are subject to Section 2.12(c), otherwise without premium or penalty.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.

(b) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstance.

(c) In the event that, on or prior to the second anniversary of the Closing Date, the Borrower prepays any Initial Loan pursuant to Section 2.11(a)(i) or prepays or refinances any Initial Loan pursuant to Section 2.11(b)(iii) (it being understood and agreed for the avoidance of doubt that no prepayment as a result of any assignment made pursuant to Section 9.05(g) hereof shall be subject to this Section 2.12(c)), the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Initial Lender (including any Non-Consenting Lender whose Loans are repaid or replaced pursuant to Section 2.19(b)(iv)), a premium of (i) 2.00% of the aggregate principal amount of the Initial Loans so prepaid, repaid or refinanced prior to the first anniversary of the Closing Date and (ii) 1.00% of the aggregate principal amount of the Initial Loans so prepaid, repaid or refinanced on or after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date. All such amounts shall be due and payable on the date of the relevant prepayment pursuant to Sections 2.11(a)(i) or 2.11(b)(iii). For the avoidance of doubt, no prepayment premium shall be payable hereunder in connection with any prepayment or refinancing of any Initial Loan on or after the second anniversary of the Closing Date.

(d) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing but in all cases subject to Section 9.05(f), if any principal of or interest on any Loan or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount or other amount that is payable to any Defaulting Lender so long as such Lender is a Defaulting Lender.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (B) accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter (but at least two Business Days prior to the first day of such Interest Period) and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate);

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Loans made by any Lender;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the actual amount of any actual out-of-pocket loss, expense and/or liability (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBO Rate Loans, but excluding loss of anticipated profit) that such Lender may incur or sustain as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability. Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any amount to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d) [Reserved].

(e) As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).

(ii) Without limiting the generality of the foregoing,

(A) each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(2) two executed original originals of IRS Form W-8ECI (or any successor forms);

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms); or

(4) to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2, Exhibit O-3 or Exhibit O-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 on behalf of each such direct or indirect partner(s);

(C) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.

Each Lender agrees that if any documentation (including any specific documentation required above in this Section 2.17(f)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund (whether received in cash or applied as a credit against any cash taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Certain Documentation. On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original originals of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original originals of IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, two executed original originals of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 2.17(j), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds or such other form of consideration not otherwise prohibited under this Agreement as the relevant recipient may agree, without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that any payment made pursuant to Sections 2.15, 2.16, 2.17 or 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest in respect of the Loans of a given Class and each conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars (or such other form of consideration not otherwise prohibited under this Agreement as the relevant recipient may agree). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of each applicable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations, fourth, as provided in any applicable Intercreditor Agreement, and fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after the date of such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of subclause (c) of the definition of “Excluded Taxes”, any Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(d) Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that assumes such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans, in each case of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, in each case, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment Agreement (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment Agreement or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate, or to determine or charge interest rates based upon the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans or to convert ABR Loans to LIBO Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:

(a) The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan was made or created, as applicable, at a time when applicable conditions to the funding of such Loan were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of such Defaulting Lender. Any payment, prepayment or other amount paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.22 Incremental Credit Extensions.

(a) The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment add one or more new Classes of term facilities and/or increase the principal amount of the Loans of any existing Class by requesting new commitments to provide such Loans (any such new Class or increase, an “Incremental Facility” and any loan made pursuant to an Incremental Facility, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i) no Incremental Commitment may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii) except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),

(iii) no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of any Incremental Facility, if not substantially consistent with those applicable to any then-existing Loans, must be reasonably acceptable to the Administrative Agent (it being agreed that any terms contained in such Incremental Facility (x) which are applicable only after the then-existing Latest Maturity Date and/or (y) that are more favorable to the lenders or the agent of such Incremental Term Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to the applicable Incremental Facility Amendment shall, in each case be deemed satisfactory to the Administrative Agent) shall be deemed satisfactory to the Administrative Agent),

(v) the Effective Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that the Effective Yield applicable to any Incremental Facility which is (A) pari passu with the Initial Loans in right of payment and with respect to security, (B) scheduled to mature prior to the date that is two years after the Initial Maturity Date, (C) incurred in reliance on clause (e) of the definition of “Incremental Cap” (and not by virtue of any re-classification of such Incremental Facility pursuant to clause (iii) of the proviso at the end of the definition of “Incremental Cap”) and (D) incurred on or prior to the date that is six months after the Closing Date may not be more than 0.75% higher than the Effective Yield applicable to the Initial Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or LIBO Rate floor) with respect to the Initial Loans is adjusted such that the Effective Yield on the Initial Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Incremental Facility; provided, further, that any increase in Effective Yield applicable to any Initial Loan due to the application or imposition of an Alternate

Base Rate floor or LIBO Rate floor on any Incremental Loan may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or LIBO Rate floor applicable to such Initial Loan; provided, further, that this Section 2.22(a)(v) shall not apply in respect of (1) the MFN Exemption Amount or (2) any Incremental Facility the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder,

(vi) other than with respect to the Inside Maturity Amount, the final maturity date with respect to any Incremental Loans shall be no earlier than the Latest Maturity Date,

(vii) other than with respect to the Inside Maturity Amount, the Weighted Average Life to Maturity of any Incremental Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Loans (without giving effect to any prepayment thereof),

(viii) subject to clauses (vi) and (vii) above, any Incremental Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Facility,

(ix) subject to clause (v) above, to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,

(x) (A) any Incremental Facility may rank pari passu with or junior to any then-existing Loans, as applicable, in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is secured, it shall be subject to an Acceptable Intercreditor Agreement) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party and/or any Lighthouse Common Equity Holder or (y) secured by any assets other than the Collateral,

(xi) any Incremental Facility may participate (A) in any voluntary prepayment of Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Loans as set forth in Section 2.11(b)(vi), in each case, to the extent provided in such Sections,

(xii) (A) no Event of Default shall exist immediately prior to or after giving effect to the incurrence or implementation of such Incremental Facility; provided that notwithstanding the foregoing, in the case of any Incremental Facility incurred or implemented in connection with any acquisition, Investment or irrevocable payment or redemption of Indebtedness, the condition set forth in clause (A) shall require only that no Event of Default under Section 7.01(a), (f) or (g) exist immediately prior to giving effect to such Incremental Facility and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents must be true and correct in all material respects on and as of the date of the funding of such Incremental Facility with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to a given date or time period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods; provided that notwithstanding the foregoing, in the case of any Incremental Facility incurred or implemented in connection with any acquisition or similar Investment, the condition set forth in this clause (B) shall require only the making and accuracy of the Specified Representations before giving effect to such acquisition or Investment,

(xiii) the proceeds of any Incremental Facility may be used for working capital and/or purchase price adjustments and other general corporate purposes (including capital expenditures, acquisitions, Investments, Restricted Payments, Restricted Debt Payments and related fees and expenses) and any other use not prohibited by this Agreement, and

(xiv) on the date of the Borrowing of any Incremental Loans that will be of the same Class as any then-existing Class of Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13 above, such Incremental Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Lender providing such Incremental Loans will participate proportionately in each then-outstanding Borrowing of Loans of such Class; it being acknowledged that the application of this clause (a)(xiv) may result in new Incremental Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding LIBO Rate Loans of the relevant Class and which end on the last day of such Interest Period.

(b) Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Incremental Lender”); provided that the Administrative Agent shall have a right to consent (such consent not to be unreasonably withheld or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Incremental Lender; provided, further, that any Incremental Lender that is an Affiliated Lender or Debt Fund Affiliate shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if the relevant Incremental Commitments and related Obligations had been acquired by such Lender by way of assignment.

(c) Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.

(d) As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Incremental Lender, (iii) the Administrative Agent shall have received, on behalf of the Incremental Lenders, the amount of any fees payable to the Incremental Lenders in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof:

(A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B) to the extent applicable, certifying that the conditions set forth in clause (a)(xii) above have been satisfied.

(e) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22, including, if the Borrower and the Administrative Agent so agree, an extension of the period of time during which the fee payable in respect of the Initial Loans pursuant to Section 2.12(c) applies.

(f) Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, but subject to Section 2.22(a)(xii), if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality (including the making and accuracy of the Specified Representations before giving effect to such acquisition or Investment).

(g) This Section 2.22 shall supersede any provision in Sections 2.18 or 9.02 to the contrary.

Section 2.23 Extensions of Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that any Extended Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted so long as the following terms are satisfied:

(i) [Reserved];

(ii) except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Loans and set forth in the relevant Extension Offer), (B) terms applicable to such Extended Loans (as defined below) that are more favorable to the lenders or the agent of such Extended Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (C) any covenant or other provision applicable only to any period after the Latest Maturity Date (in each case, as of the date of such Extension), the Loans of any Lender extended pursuant to any Extension (any such extended Loans, the “Extended Loans”) shall have substantially consistent terms (or terms not less favorable to existing Lenders) as the tranche of Loans subject to the relevant Extension Offer;

(iii) the final maturity date of any Extended Loans may be no earlier than the then applicable Latest Maturity Date at the time of Extension;

(iv) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Loans;

(v) subject to clauses (iii) and (iv) above, any Extended Loans may otherwise have an amortization schedule as determined by the Borrower and the Lenders providing such Extended Loans,

(vi) any Extended Loans may participate (A) in any voluntary prepayment of Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Loans as set forth in Section 2.11(b)(vi), in each case, to the extent provided in such Sections;

(vii) if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;

(ix) any applicable Minimum Extension Condition must be satisfied or waived by the Borrower; and

(x) any documentation in respect of any Extension shall be consistent with the foregoing.

(b) (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, and (ii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) Subject to any consent required under Section 2.23(a)(xi), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required pursuant to Section 4.01 hereof, as applicable, the Borrower hereby represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and will not violate or result in a default under (i) the First Lien Credit Agreement or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements (i) provided pursuant to Sections 4.01(c)(i)(A) and (c)(ii)(A) and (ii) after the Closing Date, most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entity and/or organizational structure prior to giving effect to the Transactions.

(b) Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b) The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

(c) The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability or Environmental Claim of the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.

(c) Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Compliance with Laws. Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c) As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of one or more Benefit Plans) in connection with the Loans or the Commitments.

Section 3.11 Disclosure.

(a) As of the Closing Date, with respect to information relating to the Target and its subsidiaries, to the knowledge of the Borrower, all written information (other than the Projections, financial estimates, other forward-looking information and/or projected information, information of a general economic or industry-specific nature and/or any third party report and/or memorandum (but not the written information (other than Projections, financial estimates, other forward looking information and/or projected information and/or general economic or industry-specific information) on which such third party report and/or memorandum was based, if such written information was provided to any Initial Lender, any Arranger or the Administrative Agent) concerning the Borrower and its subsidiaries that was included in the Information Memorandum or otherwise prepared by or on behalf of the Borrower or its subsidiaries or their respective representatives and made available to any Initial Lender, any Arranger or the Administrative Agent in connection with the Transactions on or before the Closing Date, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12 Solvency. As of the Closing Date and after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For purposes of this Section 3.12, (A) it is assumed that the Indebtedness and other obligations under the Term Facility and the First Lien Facility will come due at their respective maturities and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, is reasonably expected to represent an actual or matured liability.

Section 3.13 Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable subsidiary, and (b) the type of entity of the Borrower and each of its subsidiaries.

Section 3.14 Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Loan Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under any Requirement of Law of any foreign jurisdiction, (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization approval or license under, any Requirement of Law or (C) on the Closing Date and until required pursuant to Section 5.12 or the last paragraph of Section 4.01(a), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent the same is not required on the Closing Date pursuant to the final paragraph of Section 4.01(a).

Section 3.15 Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Loan has been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.

Section 3.17 OFAC; PATRIOT ACT and FCPA.

(a) (i) None of the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer or employee of any of the foregoing is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person that is subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC or in compliance with applicable exemptions licenses or other approvals.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

(c) Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent (solely to the extent acting in its capacity as an agent for the Borrower or any of its subsidiaries) or employee of the Borrower or any Restricted Subsidiary, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority; and (ii) the Borrower has not directly or, to its knowledge, indirectly, used the proceeds of the Loans or otherwise made available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA.

The representations and warranties set forth in Section 3.17 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

ARTICLE 4.

CONDITIONS

Section 4.01 Closing Date. The obligations of each Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party and/or each Lighthouse Common Equity Holder, as applicable, to the extent party thereto, (i) a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) any Intellectual Property Security Agreement, (D) the Loan Guaranty, (E) the Limited Recourse Pledge Agreement, (F) the Initial Intercreditor Agreement and (G) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders on the Closing Date, (i) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for the Loan Parties and (ii) customary written opinions of local counsel to the Loan Parties organized in the jurisdictions set forth on Schedule 4.01(b), each dated the Closing Date and addressed to the Administrative Agent and the Lenders.

(c) Financial Statements and Pro forma Financial Statements. The Administrative Agent shall have received:

(i) (A) the audited consolidated balance sheets of the Borrower as of December 31, 2015 and December 31, 2016 and the audited consolidated statements of income or operations of the Borrower for the Fiscal Years then ended and (B) the audited consolidated balance sheet and the related statement of income of the Target for the Fiscal Year then ended as of December 31, 2016;

(ii) (A) the unaudited consolidated balance sheet and the related unaudited consolidated statement of income or operations of the Borrower as of and for, as applicable, the Fiscal Quarters ended on or about March 31, 2017 and June 30, 2017 and (B) the Target Quality of Earnings Report; and

(iii) a pro forma consolidated balance sheet and the related consolidated statement of income for the Borrower as of and for, as applicable, the four Fiscal Quarter period ended June 30, 2017, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income); provided that it is understood and agreed that the pro forma financial statements required by this clause (c)(ii) shall not be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standard Codification 805, Business Combinations (formerly SFAS 141R));

(d) Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party, certified by the relevant authority of its jurisdiction of organization, (x) the certificate or articles of incorporation, formation or organization of such Loan Party attached thereto has not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date, (ii) a certificate of each Lighthouse Common Equity Holder (which may, at the election of the Borrower), be combined with the certificate described in clause (i) above), which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its applicable governing body authorizing the execution and delivery of the Limited Recourse Pledge Agreement and the Initial Intercreditor Agreement, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Lighthouse Common Equity Holder who are authorized to sign the Limited Recourse Pledge Agreement and the Initial Intercreditor Agreement on the Closing Date and (iii) a good standing (or equivalent) certificate for each Loan Party and each Lighthouse Common Equity Holder from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(e) Representations and Warranties. (i) The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (1) the definition thereof shall be the definition of “Closing Date Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (2) such Specified Representation shall be true and correct in all respects.

(f) Fees. Prior to or substantially concurrently with the funding of the Initial Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(g) [Reserved].

(h) Refinancing. Substantially concurrently with the initial funding of the Loans hereunder, including by use of the proceeds thereof, the Closing Date Refinancing shall be consummated.

(i) [Reserved]

(j) Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit P from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(k) Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party and each Lighthouse Common Equity Holder (solely with respect to the Collateral pledged by it), together with all attachments contemplated thereby.

(l) Pledged Stock and Pledges Notes. Subject to the final paragraph of this Section 4.01 and the provisions of this Intercreditor Agreement, the Administrative Agent (or (x) its counsel or (y) the First Lien Collateral Agent (or its counsel) as its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement and/or the Limited Recourse Pledge Agreement, together with an undated stock power or similar instrument or transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by a transfer form endorsed in blank) by the pledgor thereof.

(m) Filings Registrations and Recordings. Subject to the final paragraph of this Section 4.01, each document (including any UCC (or similar) financing statement) required by any Collateral Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.

(n) Acquisition. Substantially concurrently with the initial funding of the Loans hereunder, the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendment, waiver or consent by the Borrower or the Target that is materially adverse to the interests of the Arrangers or the Initial Lenders in their respective capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.

(o) Insurance Certificates. Subject to the last paragraph of this Section 4.01, each insurance certificate and endorsement required by Section 5.05 shall have been received by the Administrative Agent.

(p) USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party and/or any Lighthouse Common Equity Holder in writing by any Initial Lender at least ten Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(q) Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower (or, with respect to the accuracy of the Specified Acquisition Agreement Representations, the Target, if the Borrower so elects) certifying satisfaction of the conditions precedent set forth in Sections 4.01(e), and (n).

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, such Lender, as the case may be.

Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than, to the extent required herein or in the other Loan Documents, (a) the creation and perfection of a Lien on Collateral that is of the type that may be perfected by the filing of a UCC-1 financing statement under the UCC and (b) a pledge of the

Capital Stock of the Borrower and any material Subsidiary Guarantor with respect to which a Lien may be perfected on the Closing Date by the delivery to the First Lien Collateral Agent of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate) (other than the Capital Stock of the Target and/or any subsidiary of the Target with respect to which the certificate evidencing such Capital Stock has not been delivered to the Borrower at least two Business Days prior to the Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof, which Capital Stock may instead be delivered within two Business Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree))), in each case after the Borrower’s use of commercially reasonably efforts to do so without undue burden or expense, then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Credit Facilities on the Closing Date, but may instead be delivered or perfected within the time period set forth in Section 5.15.

ARTICLE 5.

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:

(a) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2018, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto;

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year ending after the Closing Date (or, in the case of the Fiscal Year ending December 31, 2017, 150 days after the end of such Fiscal Year), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Borrower for such Fiscal Year and, commencing after the completion of the second full Fiscal Year ended after the Closing Date, setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall not be subject to (x) a “going concern” qualification (except as resulting from (A) the impending maturity of any Indebtedness within the four full Fiscal Quarter period following the relevant audit date and/or (B) the breach or anticipated breach of any financial covenant) but may include a “going concern” explanatory paragraph or like statement or (y) a qualification as to the scope of such audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(c) Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) (A) a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the last day of the Fiscal Quarter covered by such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list delivered pursuant to clause (ii)(B) above;

(d) [Reserved];

(e) Notice of Default. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. As soon as available and in any event no later than 105 days after the beginning of each Fiscal Year, commencing with the Fiscal Year beginning January 1, 2018, an annual operating budget prepared by management of the Borrower;

(i) Information Regarding Collateral. Prompt (and, in any event, within 90 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) [Reserved];

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following a Qualifying IPO, all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or its applicable Specified Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or its applicable Specified Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities; and

(l) Other Information. Such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at the website address listed on Schedule 9.01 and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks, SyndTrak or another relevant website (the “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information filed by the Borrower or its applicable Specified Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may instead be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of any Specified Parent Company or (B) any Specified Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Specified Parent Company and (2) either (I) such Specified Parent Company (or any other Specified Parent Company that is a subsidiary of such Specified Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Specified Parent Company’s ownership of the Borrower and its subsidiaries) or (II) there are material differences between the financial statements of such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02 Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).

Section 5.03 Payment of Taxes. The Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the Flood Insurance Laws. Each such policy of insurance shall, subject to Section 5.15 hereof, (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) (A) to the extent available from the relevant insurance carrier in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee thereunder and (B) to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premium thereunder).

Section 5.06 Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the expense of the Borrower, all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07 Maintenance of Book and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08 Compliance with Laws. The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including applicable ERISA and all Environmental Laws, OFAC, the USA PATRIOT Act and the FCPA), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with OFAC, the USA PATRIOT ACT and the FCPA are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.

Section 5.09 Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency or other Governmental Authority that reasonably could be expected to have a Material Adverse Effect, (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials

Activity which is reasonably expected to have a Material Adverse Effect and (D) subject to the limitations set forth in the proviso to Section 5.01(l), such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a);

(b) Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) after giving effect to such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the First Lien Credit Agreement and (iii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries (unless the Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or grant such Liens in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary (and, for the avoidance of doubt, it subsidiaries) attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation.

Section 5.11 Use of Proceeds. The Borrower shall use the proceeds of the Initial Loans solely to finance a portion of the Transactions (including working capital and/or purchase price adjustments under the Acquisition Agreement and the payment of Transaction Costs).

Section 5.12 Covenant to Guarantee Obligations and Provide Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders.

(b) Within 90 days after the acquisition by any Loan Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”; it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a).

(c) Upon the acquisition (whether by issuance, transfer or otherwise) of any Lighthouse Common Unit that does not constitute an Excluded Asset by any Person that has not executed the Limited Recourse Pledge Agreement as a “Pledgor”, (x) if such acquisition occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which such acquisition occurs or (y) if such acquisition occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Person to (i) execute and deliver to the Administrative Agent a Limited Recourse Pledge Agreement Joinder Agreement and, if applicable, a joinder to any relevant Intercreditor Agreement, and (ii) deliver to the Administrative Agent any certificate representing such Lighthouse Common Unit, together with an undated unit power or other appropriate instrument of transfer executed in blank and Uniform Commercial Code financing statements in appropriate form for filing in the jurisdiction of organization of the relevant Lighthouse Common Unit Holder.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i) the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time,

(ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(iii) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements (other than control of pledged Capital Stock and/or Material Debt Instruments owing from Persons that are not Loan Parties, in each case to the extent the same otherwise constitute Collateral),

(iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v) no Loan Party will be required to (A) take any action outside of the U.S. in order to create or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;

(vi) in no event will (A) the Collateral include any Excluded Asset or (B) any Excluded Subsidiary be required to become a Subsidiary Guarantor;

(vii) no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) Letter-of-Credit Rights, (3) the Capital Stock of any Immaterial Subsidiary, (4) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary and/or (5) any aircraft, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC; and

(viii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirement of Law or (3) except with respect to the Capital Stock of any Loan Party, trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision, it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right.

(ix) no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would (A) require any governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirement of Law and other than proceeds thereof to the extent that the assignment of such proceeds is effective under the UCC or other applicable Requirements of Law notwithstanding such consent or restriction, (B) be prohibited under any applicable Requirement of Law, after giving effect to the applicable anti-assignment provision of the UCC or other applicable Requirement of Law and other than proceeds thereof to the extent that the assignment of such proceeds is effective under the UCC or other applicable Requirements of Law and/or (C) result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and specified in a written notice to the Administrative Agent,

(x) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above (including any Joinder Agreement) and/or any Limited Recourse Pledge Agreement Joinder Agreement required to be delivered by any Lighthouse Common Equity Holder pursuant to Section 5.12(c) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document,

(xi) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined in writing by the Borrower and the Administrative Agent and

(xii) the Loan Guaranty provided by any Disregarded Domestic Person will, in each case, be recourse to all of the assets of such entity other than any asset that constitutes an Excluded Asset.

Section 5.13 Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate facility ratings for the Initial Loans and public corporate family ratings for the Borrower from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.14 Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) The Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

Section 5.15 Post-Closing Covenant. Prior to the date that is (i) 30 calendar days after the Closing Date (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent insurance certificates and endorsements with respect to the insurance policies required by Section 5.05 of the Agreement naming the Administrative Agent on behalf of the Secured Parties as lender’s loss payee and/or additional insured, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent and (ii) two Business Days after the Closing Date (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate representing the equity interests in Target and a corresponding undated stock power or other instrument of transfer executed in blank.

ARTICLE 6.

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Loans);

(b) Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower and/or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Restricted Subsidiary that is a Loan Party, such Indebtedness shall be permitted as an Investment under Section 6.06; provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be unsecured and expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent;

(c) [reserved];

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services and incentive, supplier finance or similar programs;

(g) (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and, to the extent the outstanding principal amount thereof exceeds $1,250,000 on the Closing Date, described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $37,500,000 and 37.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(k) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $31,250,000 and 31.25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(n) Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with any acquisition or similar Investment permitted hereunder after the Closing Date; provided that

(i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof and

(ii) such Indebtedness is in an aggregate principal amount outstanding not to exceed the greater of:

(A) if no Event of Default under Section 7.01(a), (f) or (g) exists immediately before or after giving effect thereto, an amount that may be incurred after giving Pro Forma effect to which either:

(1) the Total Leverage Ratio does not exceed 6.15:1.00; or

(2) (x) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis, the First Lien Leverage Ratio does not exceed the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, (y) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that are secured on a second lien basis, the Secured

Leverage Ratio does not exceed the Secured Leverage Ratio as of the last day of the most recently ended Test Period or (z) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, the Total Leverage Ratio does not exceed the Total Leverage Ratio as of the last day of the most recently ended Test Period; and

(B) the greater of $18,750,000 and 18.75% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(o) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (y), and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:

(i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii) other than in the case of Refinancing Indebtedness with respect to clauses (i), (j), (m), (n), (u) and/or (y) (other than Customary Bridge Loans), such Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Latest Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness (x) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (without giving effect to any prepayments thereof) or (y) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the outstanding Loans at such time,

(iii) the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (other than any Indebtedness of the type described in Section 6.01(m)) (excluding, to the extent applicable, pricing, fees, premiums, rate floors, optional prepayment, redemption terms or subordination terms and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenant or other provisions applicable only to any period after the applicable maturity date of the debt then-being refinanced as of such date, (B) any covenant or provision which are then-current market terms for the applicable type of Indebtedness or (C) solely in the case, of Refinancing Indebtedness in respect of Indebtedness incurred in reliance on clauses (a) and/or (z), any covenant or other provision which is conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),

(iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (n), (q) (solely as it relates to the amount of such Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties), (r), (u), (w) (solely as it relates to the amount of such Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties), (y) and (z) (solely as it relates to the Shared Incremental Amount) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause such that the amount available under the relevant clause shall be reduced by the amount of the applicable Refinancing Indebtedness,

(v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Loans, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Initial Loans on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those (x) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (y) set forth in any relevant Intercreditor Agreement, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness), (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)), and (D) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists, and

(vi) in the case of Replacement Debt, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder or is unsecured; provided that any such Indebtedness that is pari passu and/or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties and/or the Lighthouse Common Equity Holders and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;

(q) so long as no Event of Default under Sections 7.01(a), (f) or (g) then exists or would result therefrom, Indebtedness incurred to finance any acquisition permitted hereunder after the Closing Date; provided that

(i) after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred):

(A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis, the First Lien Leverage Ratio does not exceed the greater of (1) 4.75:1.00 and (2) the First Lien Leverage Ratio as of the last day of the most recently ended Test Period,

(B) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that are secured on a second lien basis, the Secured Leverage Ratio does not exceed the greater of (1) 6.15:1.00 and (2) the Secured Leverage Ratio as of the last day of the most recently ended Test Period or

(C) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (1) the Total Leverage Ratio does not exceed the greater of (x) 6.15:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period or (2) the Interest Coverage Ratio is not less than the lesser of (x) 1.75:1.00 and (y) the Interest Coverage Ratio as of the last day of the most recently ended Test Period,

(ii) any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,

(iii) the aggregate outstanding principal amount of any such Indebtedness incurred in reliance on this Section 6.01(q) by Restricted Subsidiaries that are not Loan Parties does not, at any time, exceed an amount equal to (x) the greater of $50,000,000 and

50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (y) the amount of Indebtedness then outstanding that has been incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clause (w)(iii) of this Section 6.01 at the time of the incurrence of Indebtedness pursuant to this clause (q)(iii),

(iv) with respect to any such Indebtedness that is (A) incurred by one or more Loan Parties in the form of term loans (other than Customary Bridge Loans) that are pari passu with the Initial Loans in right of payment and with respect to security on or prior to the date that is six months after the Closing Date and (B) scheduled to mature prior to the date that is two years after the Initial Maturity Date, the Effective Yield applicable thereto may not be more than 0.75% higher than the Effective Yield applicable to the Initial Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or LIBO Rate floor) with respect to the Initial Loans is adjusted such that the Effective Yield on the Initial Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Loan due to the application or imposition of an Alternate Base Rate floor or LIBO Rate floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or LIBO Rate floor applicable to such Initial Loan; provided, further, that this clause (iv) shall not apply in respect of (1) the MFN Exemption Amount or (2) any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder;

(v) if such Indebtedness is issued or incurred by any Loan Party and consists of third party Indebtedness for borrowed money, (A) other than with respect to any Indebtedness that the Borrower elects to apply to the Inside Maturity Amount, the final maturity date of such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof, (B) other than with respect to any Indebtedness that the Borrower elects to apply to the Inside Maturity Amount, the Weighted Average Life to Maturity applicable to such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no shorter than the Weighted Average Life to Maturity of the then-existing Loans, (C) if such Indebtedness is incurred in reliance on clauses(i)(A) or (i)(B) above, it may not be secured by any asset other than the Collateral (it being understood and agreed that this clause (C) shall not prevent any Loan Party from granting a Lien on the Capital Stock of any Restricted Subsidiary that is not a Loan Party to secure the Guarantee by such Loan Party of the Indebtedness of the relevant Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (w)) and (D) if such Indebtedness is guaranteed, it may not be guaranteed by any subsidiary which is not a Loan Party and/or a Lighthouse Common Equity Holder (it being understood and agreed that this clause (D) shall not prevent any Loan Party from Guaranteeing the Indebtedness of any Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (w))

(r) Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than any Cure Amount and/or any Available Excluded Contribution Amount (the amount of any Net Proceeds or contribution utilized to incur Indebtedness in reliance on this clause (r), a “Contribution Indebtedness Amount”);

(s) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(u) Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $50,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(v) to the extent constituting Indebtedness, obligations arising under the Acquisition Agreement;

(w) Indebtedness of the Borrower and/or any Restricted Subsidiary so long as:

(i) after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred):

(A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis, the First Lien Leverage Ratio does not exceed 4.75:1.00,

(B) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that are secured on a second lien basis, the Secured Leverage Ratio does not exceed 6.15:1.00 or

(C) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (1) the Total Leverage Ratio does not exceed 6.15:1.00 or (2) the Interest Coverage Ratio is not less than 1.75:1.00,

(ii) any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,

(iii) the aggregate outstanding principal amount of any such Indebtedness incurred in reliance on this Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties does not, at any time, exceed an amount equal to (x) the greater of $50,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (y) the amount of Indebtedness then outstanding that has been incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clause (q)(iii) of this Section 6.01 at the time of the incurrence of Indebtedness pursuant to this clause (w)(iii),

(iv) with respect to any such Indebtedness that is (A) incurred by one or more Loan Parties in the form of term loans (other than Customary Bridge Loans) that are pari passu with the Initial Loans in right of payment and with respect to security on or prior to the date that is six months after the Closing Date and (B) scheduled to mature prior to the date that is two years after the Initial Maturity Date, the Effective Yield applicable thereto may not be more than 0.75% higher than the Effective Yield applicable to the Initial Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or LIBO Rate floor) with respect to the Initial Loans is adjusted such that the Effective Yield on the Initial Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Loan due to the application or imposition of an Alternate Base Rate floor or LIBO Rate floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or LIBO Rate floor applicable to such Initial Loan; provided, further, that this clause (iv) shall not apply in respect of (1) the MFN Exemption Amount or (2) any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder;

(v) if such Indebtedness is issued or incurred by any Loan Party and consists of third party Indebtedness for borrowed money, (A) other than with respect to any Indebtedness that the Borrower elects to apply to the Inside Maturity Amount, the final maturity date of such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof, (B) other than with respect to any Indebtedness that the Borrower elects to apply to the Inside Maturity Amount, the Weighted Average Life to Maturity applicable to such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no shorter than the Weighted Average Life to Maturity of the then-existing Loans, (C) if such Indebtedness is incurred in reliance on clauses(i)(A) or (i)(B) above, it may not be secured by any asset other than the Collateral (it being understood and agreed that this clause (C) shall not prevent any Loan Party from granting a Lien on the Capital Stock of any Restricted Subsidiary that is not a Loan Party to secure the Guarantee by such Loan Party of the Indebtedness of the relevant Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (w)) and (D) if such Indebtedness is guaranteed, it may not be guaranteed by any subsidiary which is not a Loan Party and/or a Lighthouse Common Equity Holder (it being understood and agreed that this clause (D) shall not prevent any Loan Party from Guaranteeing the Indebtedness of any Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (w))

(x) Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in respect of:

(i) any First Lien Facility (including any “Incremental Loan” (as defined in the First Lien Credit Agreement or any equivalent term under any First Lien Facility)) and any First Lien Incremental Debt in an aggregate outstanding principal amount that does not exceed (x) $587,500,000 plus (y) the aggregate outstanding principal amount of such First Lien Incremental Debt so long as the sum of the aggregate outstanding principal amount of any such First Lien Incremental Debt does not exceed the Incremental Cap (as defined in the First Lien Credit Agreement as in effect on the Closing Date),

(ii) any refinancing of any First Lien Facility or any such First Lien Incremental Debt after the Closing Date so long as (A) the aggregate principal amount of such Indebtedness does not exceed the amount permitted to be incurred under preceding clause (i), plus (1) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon, (2) the amount of any underwriting discount, any other reasonable and customary fee, commission and/or expense (including any upfront fee, original issue discount and/or initial yield payment) incurred in connection with the relevant refinancing, (3) an amount equal to any existing commitment unutilized thereunder and (4) any additional amount permitted to be incurred pursuant to this Section 6.01 (with any additional amount incurred in reliance on this clause (4) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (B) such Indebtedness, if secured, is secured by Liens permitted under Section 6.02, and

(iii) “Banking Services Obligations” and Secured Hedging Obligations” (each as defined in the First Lien Credit Agreement (or any equivalent term in any document governing any First Lien Facility)); provided that with respect to any First Lien Incremental Debt that is (A) incurred by one or more Loan Parties in the form of second lien term loans (other than Customary Bridge Loans) that are pari passu with the Initial Loans in right of payment and with respect to security on or prior to the date that is six months after the Closing Date and (B) scheduled to mature prior to the date that is two years after the Initial Maturity Date, the Effective Yield applicable thereto may not be more than 0.75% higher than the Effective Yield applicable to the Initial Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or LIBO Rate floor) with respect to the Initial Loans is adjusted such that the Effective Yield on the Initial Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Loan due to the application or imposition of an Alternate Base Rate floor or LIBO Rate floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or LIBO Rate floor applicable to such Initial Loan; provided, further, that this clause (iv) shall not apply in respect of (1) the MFN Exemption Amount or (2) any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder;

(y) Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) Incremental Equivalent Debt;

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness in an aggregate outstanding amount up to the amount of Restricted Payments that are permitted at the time of incurrence to be made in reliance on Sections 6.04(a)(iii), (a)(x) and/or (a)(xi);

(cc) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing bank to support any defaulting lender’s participation in any letter of credit issued under any First Lien Facility;

(dd) Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit issued under any First Lien Facility;

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(gg) without duplication of any other Indebtedness, all premiums (if any), interest (including post petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder.

Section 6.02 Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations;

(b) Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03;

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens (i) solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;

(h) (i) purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, (ii) Liens arising from precautionary UCC financing statements or similar filings and (iii) any Lien relating to the sale of accounts receivable for which a UCC financing statement or similar financing statement is required;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (n), (q), (u), (w), (y), (z) and (bb) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (provided that the granting of the relevant Lien shall be without duplication of any Lien outstanding under Section 6.02(u) such that the amount available under Section 6.02(u) shall be reduced by the amount of the applicable Lien granted in reliance on this clause (y))); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement and (iii) no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced;

(l) Liens existing on the Closing Date (which, if the outstanding principal amount of the Indebtedness or other obligations secured thereby exceeds $1,250,000 on the Closing Date, are described on Schedule 6.02) and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon; it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to, and subject to the provisions set forth in, Section 6.01(q); provided, that any Lien on the Collateral that is senior to, pari passu with or junior to the Lien on the Collateral securing the Secured Obligations and granted in reliance on this clause (o)(ii) shall be subject to an Acceptable Intercreditor Agreement;

(p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and/or (vii) any general banking Lien over any bank account arising in the ordinary course of business;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s) Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(w) or (z); provided, that any Lien on the Collateral that is senior to, pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that is granted in reliance on this clause (s) shall be subject to an Acceptable Intercreditor Agreement;

(t) Liens securing Indebtedness incurred pursuant to Section 6.01(x), subject to the Initial Intercreditor Agreement and/or any other Acceptable Intercreditor Agreement;

(u) Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that any Lien on any Collateral granted in reliance on this clause (u) that is senior to, pari passu with or junior to the Lien on the Collateral securing the Secured Obligations (other than with respect to any Lien securing any Capital Lease and/or purchase money Indebtedness) shall be subject to an Acceptable Intercreditor Agreement;

(v) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 6.01 or Section 6.09;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s); provided that, in the case of clauses (i) and (ii), such Liens may not extend to property or assets other than deposits of Cash and Cash Equivalents customary for financings of these types;

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; and

(hh) Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof).

Section 6.03 [Reserved].

Section 6.04 Restricted Payments; Restricted Debt Payments.

(a) The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to any director, officer, employee, member of management, manager and/or consultant of any Parent Company) and franchise Taxes, and similar fees and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claim made by any director, officer, member of management, manager, employee and/or consultant of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), and/or its subsidiaries;

(B) with respect to any taxable year (or portion thereof) in respect of which the Borrower is treated as a partnership or disregarded entity for U.S. federal, state and/or local income tax purposes, to make distributions to the direct owners of the Borrower (or, if the relevant direct owner is a pass-through entity (including an S corporation), the related indirect owners of the Borrower, in an aggregate amount not to exceed the lesser of (I) the product of (x) the Estimated Taxable Income of the Borrower for such period and (y) the Assumed Tax Rate; and (II) the amounts to be paid out under any contractual obligation of the Borrower as in effect as of the date hereof to enable its owners to pay their U.S. federal, state and local income taxes attributable to their allocable share of the taxable income of the Borrower with respect to such taxable period;

(C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent such expenses are attributable to any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(D) to pay any insurance premium that is payable by, or attributable to, any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premium, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(E) to pay (x) fees and expenses related to any debt and/or equity offering, investment and/or acquisition (whether or not consummated) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar role, and (y) Public Company Costs;

(F) to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower may (or may make Restricted Payments to allow any Parent Company to) (x) repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company, the Borrower and/or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary and/or (y) make any payment in respect of, and/or redeem, any Lighthouse Preferred Unit (in each case, including, to the extent constituting a Restricted Payment, any amount paid in respect of any promissory note issued to evidence any obligation to take any action described in clauses (ii)(x) and (y)):

(A) with Cash and Cash Equivalents in an amount not to exceed the greater of $12,500,000 and 12.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years;

(B) with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary) in each case, (1) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (2) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (3) other than any Cure Amount and/or any Available Excluded Contribution Amount; or

(C) with the net proceeds of any key-man life insurance policy;

(iii) the Borrower may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);

(iv) the Borrower may make Restricted Payments (i) to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower and/or any Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in subclause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;

(vi) the Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, (ii) on and after the Closing Date, to satisfy any payment obligations owing under the Acquisition Agreement (including payment of working capital and/or purchase price adjustments) and to pay Transaction Costs, in each case, with respect to the Transactions and (iii) to direct or indirect holders of Capital Stock of the Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of any working capital and purchase price adjustments, in each case, with respect to the Transactions;

(vii) so long as no Event of Default exists at the time of declaration of such Restricted Payment, following the consummation of the first Qualifying IPO, the Borrower may (or may make Restricted Payments to any Specified Parent Company to enable it to) make Restricted Payments in an amount not to exceed the greater of (A) 6.00% per annum of the net Cash proceeds received by or contributed to the Borrower from any Qualifying IPO and (B) 5.00% per annum of market capitalization;

(viii) the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Sections 6.09(d) and (j));

(x) the Borrower may make Restricted Payments in an aggregate amount not to exceed (A) the greater of $31,250,000 and 31.25% of Consolidated Adjusted EBITDA minus (B) the amount of any Investment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.06(q)(i)(B) minus (C) the amount of any Restricted Debt Payment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), the amount of Restricted Debt Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(A); and

(xi) the Borrower may make Restricted Payments so long as (i) no Event of Default under Sections 7.01(a), (f) or (g) exists at the time of the declaration of such Restricted Payment and (ii) the Total Leverage Ratio, calculated on a Pro forma Basis, would not exceed 5.05:1.00.

(b) The Borrower shall not, nor shall it permit any applicable Restricted Subsidiary to, make any prepayment in Cash in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any Junior Indebtedness, in each case of the foregoing clauses (x) and (y) to the extent the outstanding amount thereof is equal to or greater than the Threshold Amount (the

Indebtedness described in clauses (x) and (y), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, in each case, more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i) with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 and/or refinancing Indebtedness permitted by Section 6.01(x);

(ii) as part of an applicable high yield discount obligation catch-up payment;

(iii) payments of regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv) Restricted Debt Payments in an aggregate amount not to exceed (A) the greater of $31,250,000 and 31.25% of Consolidated Adjusted EBITDA plus (B) the amount of any Restricted Payment permitted to be made by the Borrower in reliance on Section 6.04(a)(x) minus (C) the amount of any Investment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.06(q)(i)(C);

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);

(vii) Restricted Debt Payments in an unlimited amount; provided that (A) no Event of Default under Sections 7.01(a), (f) or (g) exists at the time of delivery of irrevocable notice of such Restricted Debt Payment and (B) the Total Leverage Ratio, calculated on a Pro forma Basis, would not exceed 5.05:1.00; and

(viii) mandatory prepayments of Restricted Debt (and related payments of interest) made with Declined Proceeds (it being understood that any Declined Proceeds applied to make Restricted Debt Payments in reliance on this Section 6.04(b)(viii) shall not increase the amount available under clause (a)(viii) of the definition of “Available Amount” to the extent so applied).

Section 6.05 Burdensome Agreements. Except as provided herein or in any other Loan Document, the First Lien Credit Agreement, any document with respect to any First Lien Incremental Debt and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement (any such agreement, a “Burdensome Agreement”) restricting the ability of (x) any Restricted Subsidiary of the Borrower that is not a Loan Party to pay dividends or other distributions to the Borrower or any Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to the Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a) set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w) and/or (y) of Section 6.01), (q), (r), (u), (w) and/or (y) of Section 6.01;

(b) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d) that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(k) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l) arising in any Hedge Agreement and/or any agreement relating to Banking Services (and/or any other obligation of the type described in Section 6.01(f));

(m) relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n) set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto;

(o) customary subordination and/or subrogation provisions set forth in guaranty or similar documentation (not relating to Indebtedness for borrowed money) that are entered into in the ordinary course of business;

(p) any restriction created in connection with any factoring program implemented in the ordinary course of business; and/or

(q) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (p) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06 Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) Investments:

(i) existing on the Closing Date in the Borrower or in any subsidiary,

(ii) made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties,

(iii) made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party,

(iv) made by any Restricted Subsidiary that is not a Loan Party in any Loan Party and/or any other Restricted Subsidiary that is not a Loan Party, and/or

(v) made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d) Investments in any Unrestricted Subsidiary and/or any Similar Business (including any joint venture) in an aggregate outstanding amount not to exceed the greater of $37,500,000 and 37.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(e) (i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition, which amount is actually applied by such Restricted Subsidiary, directly or indirectly through one or more other Restricted Subsidiaries, to consummate such Permitted Acquisition;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and, if the outstanding amount thereof exceeds $1,250,000 on the Closing Date, described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of the Borrower and/or any Parent Company, either (i) in an aggregate principal amount not to exceed $1,250,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(B) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i) (A) the greater of $50,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus (B) at the election of the Borrower, the amount of Restricted Payments then permitted to be made by the Borrower in reliance on Section 6.04(a)(x)(A)) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in availability under Section 6.04(a)(x)(A)), plus (C) at the election of the Borrower, the amount of Restricted Debt Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(A) (it being understood that any amount utilized under this clause (C) to make an Investment shall result in a reduction in availability under Section 6.04(b)(iv)), plus

(ii) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment permitted to be made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to Section 6.06(e)(ii));

(v) Investments in subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) Investments consisting of loans to third party sales agents, vendors or similar Persons in the ordinary course of business in an aggregate outstanding amount not to exceed at any time the greater of $3,000,000 and 3% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(y) Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z) Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture;

(aa) Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) any Investment so long as, after giving effect thereto on a Pro forma Basis, the Total Leverage Ratio does not exceed 5.30;

(cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(dd) Investments (A) consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons and/or (B) any loan or advance to any distributor in the ordinary course of business in a manner consistent with past practice; and

(ee) any loan and/or advance to any Parent Company not in excess of the amount (after giving effect to any other loan, advance or Restricted Payment in respect thereof) of Restricted Payments that are permitted to be made to such Parent Company in accordance with Section 6.04(a)(i), such Investment being treated for purposes of the applicable provision of Section 6.04(a), including any limitation therein, as a Restricted Payment made in reliance thereon.

Section 6.07 Fundamental Changes; Disposition of Assets. Other than the Acquisition and the other Transactions, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of $6,250,000 in a single transaction or a series of related transactions and in excess of 12,500,000 in the aggregate for all such transactions, except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents, it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (A) the Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof), (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06 and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral;

(d) (i) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens, (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (z) Sale and Lease-Back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $18,750,000 and 18.75% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (iii) any Security received by the Borrower or any Restricted Subsidiary from such transferee that is converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (iv) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) and clause (B)(1) of the proviso in Section 6.08 that is at that time outstanding, not in excess of the greater of $31,250,000 and 31.25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (A) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists and (B) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) to the extent otherwise restricted by this Section 6.07, the consummation of the Transactions;

(q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets (including Related Business Assets); provided that upon the consummation of any such exchange or swap of any Real Estate Asset by any Loan Party, to the extent the assets received do not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s) Dispositions of assets that do not constitute Collateral for fair market value; provided that the Net Proceeds of any such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions and any related Disposition;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa) Dispositions involving assets having a fair market value (as reasonably determined by the Borrower at the time of the relevant Disposition) of not more than the greater of $12,500,000 and 12.50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next succeeding Fiscal Year; and

(bb) any Disposition of any account receivable in accordance with any factoring or similar program.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be Disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower in order to effect the foregoing in accordance with Article 8 hereof.

Section 6.08 Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease Back Transaction shall be permitted so long as the Net Proceeds of the relevant Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and either (A) the resulting lease is permitted or not restricted by Section 6.01 or (B) (1) the relevant Sale and Lease-Back Transaction is consummated in exchange for cash consideration (provided that for purposes of the foregoing cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement asset acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(iv) that is at that time outstanding, not in excess of the greater of $31,250,000 and 31.25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $37,500,000 and 37.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

Section 6.09 Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $3,750,000 with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (y), (z) and (aa) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor in an amount not to exceed the greater of $4,375,000 and 4.375% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period per Fiscal Year; it being understood that during any such Event of Default, such fees may continue to accrue and become payable upon the waiver, termination or cure of the relevant Event of Default and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs and payments required under the Acquisition Agreement;

(h) customary compensation to, and reimbursement of expenses of, Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) transactions among the Borrower and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article 6;

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) any purchase of the Capital Stock of (or contribution to the equity capital of) the Borrower; and/or

(o) any transaction (or series of related transactions) in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction or transactions, as applicable, is or are on terms that are no less favorable to the Borrower and/or, if applicable, one or more of its Restricted Subsidiaries, individually or taken as a whole, as the context may require, than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(p) any payment pursuant to any tax sharing agreement or arrangement (whether written or as a matter of practice), that would otherwise be permitted as a distribution pursuant to Section 6.04(a); and/or

(q) the licensing of any intellectual property right in the ordinary course of business to permit the commercial use of intellectual property between or among Affiliates and/or subsidiaries of the Borrower.

Section 6.10 Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11 Amendments or Waivers of Certain Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such), taken as a whole, without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12 Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) in violation of the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13 Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

ARTICLE 7.

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (1) with respect to any default, event or condition referred to in clauses (i) or (ii) above with respect to any First Lien Obligation, such default, event or condition shall only constitute an Event of Default if (I) the holders of the applicable First Lien Obligation have caused the same to become due and payable prior to the scheduled maturity thereof or (II) such default, event or condition results from the failure to pay at maturity the Term Loans (as defined in the First Lien Credit Agreement or the equivalent term in the relevant documentation governing the applicable First Lien Obligation), (2) clause (ii) of this paragraph (b) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (3) any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7; or

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i) (provided that any Event of Default arising from a failure to deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default), in either case unless a Responsible Officer of the Borrower (1) had knowledge of the underlying Default or Event of Default and (2) was aware that delivery of such notice was required), Section 5.02 (as it applies to the preservation of the existence of the Borrower), or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made; it being understood and agreed that any breach of any representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code financing statement, amendment and/or continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or

(e) Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term that is contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty or the Limited Recourse Pledge Agreement, as applicable, for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than (A) Collateral consisting of Material Real Estate Assets to the extent that the relevant losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (B) solely by reason of (w) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (x) the failure of the Administrative Agent (or the First Lien Collateral Agent, as its bailee) to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof), (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement and/or maintain possession of any physical Collateral shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document or (iv) any Event of Default under Section 9.01 of the Limited Recourse Pledge Agreement is continuing; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Lien Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8.

THE ADMINISTRATIVE AGENT

Section 8.01 Appointment and Authorization of Administrative Agent. Each of the Lenders, on behalf of itself and its applicable Affiliates and in their respective capacities as such and as Hedge Banks and/or Cash Management Banks, as applicable, hereby irrevocably appoints CS (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 8.02 Rights as a Lender. Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

Section 8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing:

(a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties,

(b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02 or as required under Section 1.15 upon the determination of the First Lien Administrative Agent); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law,

(c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein and

(d) the Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender (and such written notice is clearly identified as a “notice of default”, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

Section 8.04 Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that:

(a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty and/or the Limited Recourse Pledge Agreement; it being understood that any right to realize upon the Collateral or enforce any Loan Guaranty and/or the Limited Recourse Pledge Agreement against any Loan Party pursuant hereto or pursuant to any other Loan Document may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof or thereof, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition;

(b) no holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement and

(c) (c) each Secured Party agrees that the Administrative Agent may in its sole discretion, but is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral.

Section 8.05 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.06 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 8.07 Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is 20 days after the last day of such ten-day period. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent; provided that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent’s removal shall, at the option of the Borrower, not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is 20 days after the last day of such ten-day period. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank, trust company or other Person acceptable to the Borrower with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Sections 7.01(f) or (g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with the provisos to the first two sentences in this paragraph and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Section 8.08 Non-Reliance on Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.

Section 8.09 Collateral and Guaranty Matters. Each Lender and each other Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (including any Lighthouse Common Unit that is pledged pursuant to the Limited Recourse Pledge Agreement) (i) upon the occurrence of the Termination Date, (ii) that is sold or otherwise Disposed of (or to be sold or otherwise Disposed of) as part of or in connection with any Disposition permitted under (or not restricted by) the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral and/or otherwise becomes an Excluded Asset, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or pursuant to the provisions of any applicable Loan Document or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) subject to Section 9.22, release (i) any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and the Borrower has requested that such Person cease to be a Subsidiary Guarantor and (ii) any Lighthouse Common Equity Holder who executed a Limited Recourse Pledge Agreement from its obligations thereunder if such Person ceases to own any Lighthouse Common Unit;

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g)(i), 6.02(l), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(s), 6.02(t), 6.02(u), 6.02(w), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd), 6.02(ee), 6.02(ff), 6.02(gg) and/or 6.02(hh) (and any Lien securing any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(l), 6.02(o), 6.02(q), 6.02(r), 6.02(u), 6.02(bb) and/or 6.02(hh) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including the Initial Intercreditor Agreement and any other Acceptable Intercreditor Agreement and/or any amendment to the Initial Intercreditor Agreement and/or any Acceptable Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an Acceptable Intercreditor Agreement and/or any other intercreditor, subordination, collateral trust or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party and/or any Lighthouse Common Equity Holder from its obligations under the Loan Guaranty and/or the Limited Recourse Pledge Agreement or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), without recourse or warranty (other than as to the Administrative Agent’s authority to execute and deliver the same) at the Borrower’s expense, execute and deliver to the applicable Loan Party or Lighthouse Common Equity Holder such documents as such Loan Party or Lighthouse Common Equity Holder may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party or Lighthouse Common Equity Holder from its obligations under the Loan Guaranty and/or the Limited Recourse Pledge Agreement, in each case in accordance with the terms of the Loan Documents and this Article 8; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility to any Secured Party for, or have any duty to ascertain or inquire into, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 8.10 Intercreditor Agreements. The Administrative Agent is authorized by each Lender and each other Secured Party to enter into the Initial Intercreditor Agreement, any other Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by any Lien and (ii) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Lender and each other Secured Party hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement and/or any other Additional Agreement.

Section 8.11 Indemnification of Administrative Agent. To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 8.12 Withholding Taxes. To the extent required by any applicable Requirement of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 8.13 Administrative Agent may File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Secured Parties and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.

Section 8.14 ERISA Representation of the Lenders.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 9.

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Loan Party, to such Person in the care of the Borrower at:

Lighthouse Network, LLC

2202 North Irving Street

Allentown, PA 18109

Attention: General Counsel

Email: #######@##########.com

with a copy to (which shall not constitute notice to any Loan Party):

Searchlight Capital Partners, L.P.

c/o Searchlight Capital Partners, LLC

745 Fifth Avenue

27th Floor

New York, NY 10151

Attention: ##### ##########; ########## ####

Email: ##########@##########.com

            #####@##########.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: ##### ######

Email: ##########@####.com

Facsimile: (###) ###-####

(ii) if to the Administrative Agent, at:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention: ###### #######

Email: #########@######.com

Facsimile: (###) ###-####

(iii) if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.

(d) The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information within the meaning of the United States federal securities laws with respect to the Borrower or its securities) (each, a “Public Lender”). At the request of the Administrative Agent, the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as information of a type that would (A) customarily be made publicly available, as determined in good faith by the Borrower, if the Borrower were to become public reporting companies or (B) would not be material with respect to the Borrower, its subsidiaries, any of their respective securities or the Transactions as determined in good faith by the Borrower for purposes of the United States federal securities laws and (iii) the Administrative Agent shall be required to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information (it being understood that the Borrower shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations): (1) the Loan Documents and/or (2) any amendment to any Loan Document.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT

OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to this Section 9.02(b) and Sections 9.02(c) and (d) below and to Section 9.05(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A) the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1) increases the Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduces the principal amount of any Loan owed to such Lender;

(3) (x) extends the scheduled final maturity of any Loan or (y) postpones any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4) reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender;

(5) extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6) waives, amends or modifies the provisions of Section 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02);

(B) no such agreement shall:

(1) change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders”, in each case to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty and the Limited Recourse Pledge Agreement (taken as a whole) (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender;

(C) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent (including under Article 8) in each case without the prior written consent of the Administrative Agent.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Borrower and the Lenders providing the relevant Replacement Loans to permit the refinancing or replacement of all or any portion of the outstanding Loans under any Class (any such loans being refinanced or replaced, the “Replaced Loans”) with one or more replacement term loans hereunder (“Replacement Loans”) pursuant to a Refinancing Amendment; provided that

(A) the aggregate principal amount of any Class of Replacement Loans shall not exceed the aggregate principal amount of the relevant Replaced Loans (plus (1) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Lien is permitted under Section 6.02, and plus (2) the amount of accrued interest, penalties and premium (including tender premium) thereon, any committed but undrawn amount and underwriting discounts, fees (including upfront fees and/or original issue discount), commissions and expenses associated therewith),

(B) any Class of Replacement Loans (other than Customary Bridge Loans) must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the applicable Replaced Loans at the time of the relevant refinancing,

(C) any Class of Replacement Loans may be (1) pari passu with or junior to any then-existing Class of Loans in right of payment and pari passu with or junior to such Class of Loans with respect to the Collateral (it being understood that any Class of Replacement Loans that is pari passu with or junior to any then-existing Class of Loan shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements,

(D) any Class of Replacement Loans that is secured may not be secured by any asset other than the Collateral,

(E) any Class of Replacement Loans that is guaranteed may not be guaranteed by any Person other than one or more Guarantors,

(F) any Class of Replacement Loans that is pari passu with the Initial Loans in right of payment and security may participate (A) in any voluntary prepayment of Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Loans as set forth in Section 2.11(b)(vi),

(G) any Class of Replacement Loans may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms and, subject to preceding clause (B), an amortization schedule, as the Borrower and the lenders providing such Class of Replacement Loans may agree,

(H) the other terms and conditions of any Class of Replacement Loans (excluding as set forth above) are (1) substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Class of Replacement Loans than those applicable to the relevant Replaced Loans (other than covenants or other provisions applicable only to periods after the latest Maturity Date of such Class of Replaced Loans (in each case, as of the date of incurrence of such Class of Replacement Loans)), (2) provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness or (3) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Loans that are more favorable to the lenders or the agent of such Replacement Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment shall be deemed satisfactory to the Administrative Agent), and

(ii) [Reserved],

provided, further, that, in respect of this clause (c), any Non-Debt Fund Affiliate and/or any Debt Fund Affiliate shall be permitted without the consent of the Administrative Agent to provide any Class of Replacement Loans, it being understood that in connection therewith, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Person under Section 9.05.

Each party hereto hereby agrees that this Agreement may be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Loans, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Loans incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Loans may elect or decline, in its sole discretion, to provide such Replacement Loans.

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i) the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive this Agreement and/or any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents,

(ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Incremental Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (A) effect the provisions of Sections 2.22, 2.23, 5.12, 6.10, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (B) add terms (including representations and warranties, conditions, prepayments, covenants or events of default) in connection with the addition of any Loan or Commitment hereunder, any Incremental Equivalent Debt, any Replacement Debt and/or any Refinancing Indebtedness incurred in reliance on Section 6.01(p) with respect to Indebtedness originally incurred in reliance on Section 6.01(z), that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Amendment, an Extension Amendment and/or a Refinancing Amendment).

(iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv) the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify the Initial Intercreditor Agreement, any Acceptable Intercreditor Agreement and/or any other Additional Agreement as provided therein,

(v) the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans,

(vi) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b) and except that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)),

(vii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion,

(viii) any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning 50% of the aggregate commitments or Loans of such directly affected Class in lieu of the consent of the Required Lenders;

(ix) the Limited Recourse Pledge Agreement may not be amended without the consent of each Lighthouse Common Equity Holder affected thereby; and

(x) the definition of “Published LIBO Rate” may be amended in the manner prescribed in clause (b) thereof.

Section 9.03 Expenses; Indemnity.

(a) Subject to Section 9.05(f), the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower, the relevant Arranger and/or the Administrative Agent); provided that any such expenses incurred in connection with any underwriting of commitments to provide the Credit Facilities on the Closing Date shall be governed by the Commitment Letter, dated as of October 31, 2017, by and among, the Borrower and the Arrangers and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrower shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c) The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04 Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives (on behalf of itself and its Related Parties), any claim against any other party hereto, any Loan Party, any Lighthouse Common Equity Holder and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted assignment or transfer to any Disqualified Institution, subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (x) the Borrower shall be deemed to have consented to any assignment of Loans (other than any such assignment to a

Disqualified Institution) unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required (1) for any assignment of Loans or Commitments to any Lender or any Affiliate of any Lender or an Approved Fund or (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrower) exists; provided, further, that notwithstanding the foregoing, the Borrower may withhold its consent to any assignment to any Person (other than a Bona Fide Debt Fund) that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000, unless the Borrower and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.17.

(iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is (1) an Eligible Assignee and (2) not a Disqualified Institution or an Affiliate of any Disqualified Institution, legally authorized to enter into such Assignment Agreement; (D) the assignee confirms that it has received a copy of this Agreement and each applicable Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participation to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the last paragraph set forth in Section 9.05(g), as if the limitation applied to such participation), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such

Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section and it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (in its sole discretion), expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Borrower (in its sole discretion), expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f) (i) Any assignment or participation by a Lender without the Borrower’s consent (A) to any Disqualified Institution or any Affiliate thereof or (B) to the extent the Borrower’s consent is required under this Section 9.05 (and not deemed to have been given pursuant to Section 9.05(b)(i)(A)), to any other Person, shall be subject to the provisions of this Section 9.05(f), and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity; it being understood and agreed that (A) the Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any Affiliate thereof or any other Person to whom the Borrower’s consent is required but not obtained and (B) notwithstanding the foregoing provisions of this Section 9.05(f), any subsequent assignment by any Disqualified Institution (or any other Person to which an assignment or participation was made without the required consent of the Borrower) to an Eligible Assignee that complies with the requirements of Section 9.05(b) will be deemed to be a valid and enforceable assignment for purposes hereof.. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Upon the request of any Lender, the Administrative Agent may make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name) available to such Lender so long as such Lender agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof.

(ii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution, any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund) and/or any other Person to whom the Borrower’s consent is required but not obtained, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans, held by such Disqualified Person, purchase such Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (b), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (a) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to the Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled)) and (IV) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.13(d). Further, any Disqualified Person identified by the Borrower to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for purposes of determining whether the Required Lenders or the majority of Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(iii) Notwithstanding anything to the contrary herein, each of the Loan Parties and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Person, and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or Disqualified Person (regardless of whether the consent of the Administrative Agent is required thereto), and none of the Borrower, any Lender or their respective Affiliates will bring any claim to such effect.

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Loan acquired by the Borrower or any of its Restricted Subsidiaries shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Loans shall be deemed to be reduced by the full par value of the aggregate principal amount of the Loans so retired and cancelled;

(ii) any Loan acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries (it being understood that any such Loans shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loan so contributed and cancelled;

(iii) the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv) subject to Section 9.05(f)(ii), after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Loans then held by all Affiliated Lenders shall not exceed 30% of the aggregate principal amount of the Loans then outstanding (after giving effect to any substantially simultaneous cancellation thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loan made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellation thereof), the assignment of the relevant excess amount shall be null and void;

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any “Revolving Loan” (as defined in the First Lien Credit Agreement) (or any equivalent term under any First Lien Facility)) and (B) no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi) by its acquisition of Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) subject to clause (iv) above, the Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote; provided that (x) such Affiliated Lender shall have the right to vote (and the Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B) such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2);

(vii) no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g); and

(viii) in any proceeding under any Debtor Relief Law, (A) the interest of any Affiliated Lender in any Loan will be deemed to be voted in the same proportion as the vote of Lenders that are not Affiliated Lenders on the relevant matter; provided that each Affiliated Lender will be entitled to vote its interest in any Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Affiliated Lender (in its capacity as a Lender) in such Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Loans held by other Lenders and (B) all Affiliated Lenders shall be treated as a single lender for purposes of any “numerosity” or similar requirement applicable therein.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loan and/or Commitment to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase any Loan and/or Commitment (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Loans and Term Commitments held by all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Loans and/or Commitments held by all Debt Fund Affiliates that accounts for more than 49.9% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Debt Fund Affiliates. Any Loan acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to any Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loan so contributed shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each principal repayment installment with respect to the Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of any applicable Loan so contributed and cancelled.

Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Intercreditor Agreement and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender, irrespective of whether or not the

Administrative Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT (I) THE INTERPRETATION OF THE DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” AND THE DETERMINATION OF WHETHER A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF PURCHASER OR ITS APPLICABLE AFFILIATE HAS A RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY

HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent, each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its Affiliates’ members, partners, directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Arranger, or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution and/or any Person to whom you have, at the time of disclosure, affirmatively declined to consent to any assignment), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, (x) to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (y) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities and (z) market data collectors and service providers to the Administrative Agent customarily used in the lending industry in connection with the administration and management of this Agreement and the Loan Documents in accordance with its customary practice, (f) with the prior written consent of the Borrower and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives. For purposes of this Section, “Confidential Information” means all information relating to any Lighthouse Common Equity Holder, the Borrower and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent or any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to any Lighthouse Common Equity Holder, the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by any Lighthouse Common Equity Holder, the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. To the fullest extent permitted by applicable Requirements of Law, each Loan Party waives any claim that it may have against any Lender with respect to any breach or alleged breach of fiduciary duty arising solely by virtue of this Agreement. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15 Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party and/or each Lighthouse Common Equity Holder, which information includes the name and address of such Loan Party or such Lighthouse Common Equity Holder and other information that will allow such Lender to identify such Loan Party or such Lighthouse Common Equity Holder in accordance with the USA PATRIOT Act.

Section 9.17 Disclosure of Agent Conflicts. Each Loan Party and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

Section 9.20 Intercreditor Agreement. REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH INTERCREDITOR AGREEMENT AS “SECOND LIEN AGENT” (OR EQUIVALENT) AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL

RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN SUCH INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE FIRST LIEN CREDIT AGREEMENT AND THE HOLDERS OF ANY OTHER INDEBTEDNESS SUBJECT TO ANY APPLICABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.

Section 9.21 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control. In the case of any conflict or inconsistency between any Intercreditor Agreement and any Loan Document, the terms of such Intercreditor Agreement shall govern and control.

Section 9.22 Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and/or (ii) upon the occurrence of the Termination Date, (b) any Subsidiary Guarantor that qualified as an “Excluded Subsidiary” shall be released by the Administrative Agent promptly following the request therefor by the Borrower and (c) any Lighthouse Common Equity Holder who executed a Limited Recourse Pledge Agreement shall be automatically released from its obligations thereunder if such Person ceases to own any Lighthouse Common Equity Interest. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party or Lighthouse Common Equity Holder, at such Person’s expense, all documents that such Person shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIGHTHOUSE NETWORK, LLC, as the Borrower

By:	/s/ Jordan Frankel
Name: Jordan Frankel
Title: Assistant Secretary

Signature Page to Second Lien Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually, as Administrative Agent, and as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

Signature Page to Second Lien Credit Agreement

Schedule 1.01(a)

Commitment Schedule

Initial Loan Commitments

Lender	Initial Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$130,000,000
Total	$130,000,000

Schedule 1.01(b)

Dutch Auction

“Dutch Auction” means an auction (an “Auction”) conducted by any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Loans, in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction (as defined below) which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (as defined below) (for distribution to the relevant Lenders) of the Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date (as defined below). The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Loans) must be within the Discount Range, and (ii) a principal amount of such Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent (but in no such event shall the amount be in excess of the principal amount of Loans such Lender has indicated it is willing to sell) in accordance with the final determination of such Lender’s Qualifying Bid (as defined below) pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2%, when compared to an Applicable Price of $100 with a 1% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(iii) In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) the Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Loans provided for in this definition as well as activities of the Auction Agent.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided, that the Borrower shall not designate the Administrative Agent as the Auction Agent without the prior written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that none of the Borrower, any of its subsidiaries, or any Lighthouse Common Equity Holder may act as the Auction Agent.

Schedule 3.05

Fee Owned Real Estate Assets

None.

Schedule 3.13

Subsidiaries

Name of Subsidiary	Percent Ownership	Owner	Entity Type
FUTURE POS, LLC	100%	Lighthouse Network, LLC	Limited Liability Company
Harbortouch Financial, LLC	100%	Lighthouse Network, LLC	Limited Liability Company
Independant Resources Network, LLC	100%	Lighthouse Network, LLC	Limited Liability Company
MSI Merchant Services Holdings LLC	100%	Lighthouse Network, LLC	Limited Liability Company
POSitouch, LLC	100%	Lighthouse Network, LLC	Limited Liability Company
RESTAURANT MANAGER, LLC	100%	Lighthouse Network, LLC	Limited Liability Company
SHIFT4 CORPORATION	100%	Lighthouse Network, LLC	Corporation
Harbortouch Payments Lithuania UAB	100%	Lighthouse Network, LLC	Private Limited Liability Company

Schedule 4.01(b)

Local Counsel Opinions

1.	Legal Opinion of Fabian VanCott in respect of the Loan Party organized in Nevada.

2.	Legal Opinion of Ballard Spahr LLP in respect of the Loan Parties organized in Pennsylvania.

3.	Legal Opinion of Locke Lord LLP in respect of the Loan Party organized in Rhode Island.

Schedule 5.10

Unrestricted Subsidiaries

None.

Schedule 6.01

Existing Indebtedness1

1.	Lease Agreement between Harbortouch Payments, LLC (as successor by merger of United Bank Card, Inc.), as lessee, and CIT Finance, LLC, as lessor, dated as of April 23, 2014.

2.

Indebtedness in connection with three separate Master Leases among SHIFT4 CORPORATION (“Shift4”) and Coretech Leasing, Inc. (the “Coretech Leases”) which all pertain to equipment at Shift4’s Center Crossing facility.

3.	Indebtedness in connection with a Finance Agreement among Shift4 and Wells Fargo, dated as of January 9, 2015, for the lease of two Teslas which are driven by J. David Oder and J.D. Oder, II.

4.	Indebtedness in connection with a Finance Agreement among Shift4 and Wells Fargo, dated as of April 14, 2016, for the lease of equipment located in the Austin Texas co-lo facility.

5.

Indebtedness in connection with a Finance Agreement among Shift4 and Wells Fargo, dated as of June 14, 2016, for the lease of data processing equipment (agreements 3 through 5 listed herein, collectively, the “Wells Fargo Leases”).

6.	Letter of Credit by SHIFT4 CORPORATION, as applicant, in favor of American Express Travel Related Services Company, Inc., as beneficiary, dated as of March 2, 2017, in the amount of $25,000.

[1]	As of the Closing Date, the aggregate amount of Existing Indebtedness listed above in items 1 through 5 does not exceed approximately $1.65 million.

Schedule 6.02

Existing Liens

1.	Liens in connection with the following UCC filings:

Debtor	State	Jurisdiction	Secured Party	UCC Type File # and File Date	Collateral/ Description
Independant Resources Network, LLC	NY	SOS	Dell Financial Services L.L.C.	UCC-1 201002245169337 2/24/2010	Equipment
				UCC-3 1/27/2015	Continuation

Independant Resources Network, LLC	NY	SOS	Dell Financial Services L.L.C.	UCC-1 201212036337499 12/3/2012	Equipment

Independant Resources Network, LLC	NY	SOS	KMBS Business Solutions U.S.A., Inc.	UCC-1 201306055612433 6/5/2013	Equipment

SHIFT4 CORPORATION	NV	SOS	Wells Fargo Bank, National Association	UCC-1 2016011013-5 4/19/2016	Equipment
				UCC-3 5/3/2016	Amendment (Debtor name change)

SHIFT4 CORPORATION	NV	SOS	Wells Fargo Bank, National Association	UCC-1 2016017985-0 6/27/2016	Equipment

SHIFT4 CORPORATION	NV	SOS	Corporation Service Company, as Representative	UCC-1 2016022910-0 8/11/2016	Equipment
			Wells Fargo Equipment Finance, Inc.	UCC-3 8/16/2016	Assignment

SHIFT4 CORPORATION	NV	SOS	Corporation Service Company, as Representative	UCC-1 2016022911-2 8/11/2016	Equipment
			Wells Fargo Equipment Finance, Inc.	UCC-3 4/4/2017	Assignment

Debtor	State	Jurisdiction	Secured Party	UCC Type File # and File Date	Collateral/ Description
SHIFT4 CORPORATION	NV	SOS	Corporation Service Company, as Representative	UCC-1 2016036089-3 12/28/2016	Equipment
			EverBank Commercial Finance, Inc.	UCC-3 1/25/2017	Assignment

2.	Liens in connection with any Indebtedness listed on Schedule 6.01, to the extent not already listed in the table in 1 above.

Schedule 6.06

Existing Investments2

1.	4,000 shares in Merchant Services, Inc. held by MSI Merchant Services Holdings LLC.

2.	102,500 shares in Habortouch Payments Lithuania UAB held by Lighthouse Network, LLC.

3.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Gulf Coast Merchant Services, LLC, dated as of June 26, 2014.

4.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Stephen D. Mulder, dated as of March 16, 2015.

5.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Samuel E. Douros, dated as of September 11, 2015.

6.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Rigney Enterprise, Inc., dated as of November 10, 2015.

7.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Assets 4 Auction, LLC, dated as of February 25, 2016.

8.

Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Randy Wilt (d/b/a United Bank Card and Credit Card and Check Systems), dated as of June 9, 2016.

9.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Electronic Payment Strategies, Inc., dated as of August 17, 2016.

10.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Tiffany Caramico, dated as of March 22, 2017.

11.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Raleigh Merchant Services, Inc., dated as of August 7, 2017.

[2]	As of the Closing Date, the aggregate amount of Existing Investments listed above in items 3 through 19 does not exceed approximately $770,000.

12.	Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Merchant Payment Services, Inc., dated as of March 31, 2017.

13.

Investments pursuant to the Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to the Borrower) and Ronald Osinski (d/b/a National Processing Systems), dated as of December 7, 2016.

14.	Investments pursuant to the Cash Advance Letter Agreement between Lighthouse Network, LLC and SAS Processing Solutions Inc., dated as of August 23, 2017.

15.	Investments pursuant to the Cash Advance Letter Agreement between Lighthouse Network, LLC and Denali POS LLC, dated as of August 9, 2017.

16.

Investments pursuant to the Withholding of Overpayment between Harbortouch Payments, LLC (as predecessor in interest to the Borrower), as creditor, and Cpanel Consulting Corporation, as debtor, dated as of November 30, 2016.

17.

Investment pursuant to the Second Amended and Restated Loan Agreement between Harbortouch Payments, LLC (as predecessor in interest to Borrower), as credit and William Philip Crofton, as debtor, dated as of September 21, 2016.

18.	Investment pursuant to the Loan Agreement between Lighthouse Network, LLC, as credit and Jerry Pilcher, as debtor, dated as of September 30, 2017.

19.	Investment pursuant to the Loan Agreement between Lighthouse Network, LLC, as credit and Dionisio Olo, as debtor, dated as of September 28, 2017.

Schedule 9.01

Borrower’s Website Address for Electronic Delivery

www.harbortouch.com

EXHIBIT A-1

[FORM OF]

AFFILIATED LENDER

ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Second Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Second Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Second Lien Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Second Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.

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1.	Assignor: [ 🌑 ]

2.	Assignee: [ 🌑 ] and is an Affiliated Lender [that is a Non-Debt Fund Affiliate/the Borrower or a subsidiary thereof].

3.	Borrower: Lighthouse Network, LLC

4.	Administrative Agent: Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Second Lien Credit Agreement.

5.

Second Lien Credit Agreement: That certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

6.	Assigned Interest:

Aggregate Amount of Loans	Class of Loans Assigned	Amount of Loans Assigned[1]	Percentage Assigned of Loans under Relevant Class[2]	CUSIP Number
$		$	%
$		$	%
$		$	%

7.

THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO AN AFFILIATED LENDER WHICH RESULTS IN THE AGGREGATE PRINCIPAL AMOUNT OF LOANS THEN HELD BY ALL AFFILIATED LENDERS EXCEEDING THE AFFILIATED LENDER CAP (AFTER GIVING EFFECT TO ANY SUBSTANTIALLY SIMULTANEOUS CANCELLATION OF LOANS) SHALL BE NULL AND VOID WITH RESPECT TO THE AMOUNT IN EXCESS OF THE AFFILIATED LENDER CAP (SUBJECT TO SECTION 9.05(f)(ii) OF THE SECOND LIEN CREDIT AGREEMENT).

Effective Date: [ 🌑 ] [ 🌑 ], 20[ 🌑 ] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

[1]	Not to be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

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ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to:][3]

LIGHTHOUSE NETWORK, LLC, as the Borrower

By:
Name:
Title:

[3]	To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Second Lien Credit Agreement.

A-1-4

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment in respect of Loans, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and (v) [it is] [it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Second Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. The Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, material nonpublic information with respect to the Borrower and/or any subsidiary thereof and/or their respective Securities “MNPI”), (2) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Investors, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Investors, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claim it may have against the applicable Affiliated Lender, the Investors, the Borrower, each of its respective subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement and the other Loan Documents as a Lender (including as an Affiliated Lender) thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender (including as an

A-1-5

Affiliated Lender) thereunder, (iv) it has received a copy of the Second Lien Credit Agreement and each Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is a Foreign Lender, attached to the Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Second Lien Credit Agreement, duly completed and executed by the Assignee, (vii) after giving effect to this Affiliated Lender Assignment and Assumption and subject to the provisions of Section 9.05(g)(ii), the aggregate principal amount of all Loans then held by all Affiliated Lenders does not exceed the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellation thereof) and (viii) in the case of any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrower or any of its Restricted Subsidiaries, (1) no Event of Default exists at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase, (2) no proceeds of any Revolving Loan (as defined in the First Lien Credit Agreement or any equivalent term under any First Lien Facility) have been utilized to fund the purchase of the Assigned Interest, and (3) the Loans in respect of such Assigned Interest shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately after the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Second Lien Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender The Assignee agrees that, solely in its capacity as an Affiliated Lender, it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or material has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 of the Second Lien Credit Agreement).

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (other than Assigned Interests assigned to the Borrower or any of its Restricted Subsidiaries) (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

A-1-6

3. General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. This Affiliated Lender Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

A-1-7

EXHIBIT A-2

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Second Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Second Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Second Lien Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Second Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

A-2-1

1.	Assignor: [ 🌑 ]

2.	Assignee: [ 🌑 ]

[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower: Lighthouse Network, LLC

4.	Administrative Agent: Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Second Lien Credit Agreement

5.

Second Lien Credit Agreement: That certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

6.	Assigned Interest:

Aggregate Amount of Commitment/ Loans	Class of Loans Assigned	Amount of Commitment/ Loans Assigned[5]	Percentage Assigned of Commitment/ Loans under Relevant Class[6]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date: [ 🌑 ] [ 🌑 ], 20[ 🌑 ] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7.

THE PARTIES HERETO ACKNOWLEDGE THAT, IN THE EVENT THAT ANY ASSIGNMENT IS MADE TO ANY DISQUALIFIED INSTITUTION OR ANY AFFILIATE OF ANY DISQUALIFIED INSTITUTION OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT, TO ANY OTHER PERSON, IN EACH CASE WITHOUT THE CONSENT OF THE BORROWER, THE BORROWER SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT.

[Signature Page Follows]

[4]	Select as applicable.
[5]	Not to be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

A-2-3

ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A BONA FIDE DEBT FUND)]7 AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO ANY DISQUALIFIED INSTITUTION OR AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND) SHALL BE SUBJECT TO SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT.

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Administrative Agent[8]

By:
Name:
Title:

[7]	Insert bracketed language if Assignee is a Bona Fide Debt Fund.
[8]	To be added only if the consent of the Administrative Agent is required.

A-2-4

[Consented to:][9]

LIGHTHOUSE NETWORK, LLC, as the Borrower

By:
Name:
Title:

[9]	To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Second Lien Credit Agreement.

A-2-5

Annex I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (v) [it is] [it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Second Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Second Lien Credit Agreement and each Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this clause (b), a Bona Fide Debt Fund)]10 and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Second Lien Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will,

[10]	Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.

ANNEX I TO EXHIBIT A-2-1

independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Second Lien Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

ANNEX I TO EXHIBIT A-2-2

EXHIBIT B

[FORM OF]

BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent for the Lenders referred to below

Eleven Madison Avenue

New York, NY 10010

Attention: ###### #######

Facsimile: (###) ###-####

E-mail: #########@######.com

[ 🌑 ] [ 🌑 ], 20[ 🌑 ]11

Ladies and Gentlemen:

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Terms defined in the Second Lien Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Second Lien Credit Agreement that it requests the Borrowings under the Second Lien Credit Agreement to be made on [ 🌑 ] [ 🌑 ], 20[ 🌑 ], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)	Borrower	Lighthouse Network, LLC[12]

(B)	Date of Borrowing (which shall be a Business Day)	[ 🌑 ]

[11]

The Administrative Agent must be notified in writing by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 11:00 a.m. on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing (or such later time as is acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. three Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

[12]	Subject to Section 2.02(c) of Second Lien Credit Agreement.

(C)	Aggregate Amount of Borrowing[13]	$[ 🌑 ]

(D)	Type of Borrowing[14]	[ 🌑 ]

(E)	Class of Borrowing	[ 🌑 ]

(F)	Interest Period[15] (in the case of a LIBO Rate Borrowing)	[ 🌑 ]

(G)	[Amount, Account Number and Location

Wire Transfer Instructions:

Amount	$[ 🌑 ]

Bank:	[ 🌑 ]

ABA No.:	[ 🌑 ]

Account No.:	[ 🌑 ]

Account Name:	[ 🌑 ]][16]

[To be distributed in accordance with the funds flow memorandum separately provided to the Administrative Agent.]17

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing:

(A)

The representations and warranties of the Loan Parties set forth in the Second Lien Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that any representation and warranty specifically refers to an earlier date or a given period, it is true and correct in all material respects as of such earlier date or for such period; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.

[13]	Subject to Section 2.02(c) of Second Lien Credit Agreement.
[14]	State whether a LIBO Rate Borrowing or ABR Borrowing. If no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
[15]	Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.
[16]	For Borrowings after the Closing Date.
[17]	For Borrowing on the Closing Date.

(B)	At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default exists.][18]

[Signature Page Follows]

18 Include bracketed language only for Borrowings after Closing Date (if applicable).

LIGHTHOUSE NETWORK, LLC,

By:
Name:
Title:

EXHIBIT C

[FORM OF]

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of [ 🌑 ] [ 🌑 ], 20[ 🌑 ], (this “Agreement”), by [ 🌑 ] ([each, a][the] “Grantor”) in favor of Credit Suisse AG, Cayman Islands Branch (“CS”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Secured Parties.

Reference is made to that certain Second Lien Pledge and Security Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Administrative Agent. The Second Lien Lenders (as defined below) have extended credit to the Borrower (as defined in Second Lien Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company, as the Borrower, the Lenders from time to time party thereto and CS, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Second Lien Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “IP Collateral”):

A.all Trademarks, including the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B.all Patents, including the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto

C.all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and

D.all proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ 🌑 ]

By:
	Name:	[ 🌑 ]
	Title:	[ 🌑 ]

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE I TO EXHIBIT C

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

SCHEDULE II TO EXHIBIT C

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE III TO EXHIBIT C

EXHIBIT A

[FORM OF]

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT is entered into as of [●] [●], 20[●] (this “IP Security Agreement Supplement”), by [●] ([each, a][the] “Grantor”) in favor of Credit Suisse AG, Cayman Islands Branch (“CS”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Secured Parties.

Reference is made to that certain Second Lien Pledge and Security Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Administrative Agent. The Second Lien Lenders (as defined below) have extended credit to the Borrower (as defined in Second Lien Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company, as the Borrower, the Lenders from time to time party thereto and CS, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Second Lien Credit Agreement, the [Grantor][Grantors] and the Administrative Agent have entered into that certain Second Lien Intellectual Property Security Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “IP Security Agreement”). Under the terms of the Security Agreement, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Additional IP Collateral (as defined below) and have agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this IP Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this IP Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of the [such][the] Grantor and regardless of where located (collectively, the “Additional IP Collateral”):

A. the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

EXHIBIT A-1 TO EXHIBIT C

B. the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto

C. the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and

D. all proceeds of the foregoing; in each case to the extent the foregoing items constitute Collateral.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Additional IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

EXHIBIT A-2 TO EXHIBIT C

IN WITNESS WHEREOF, the parties hereto have duly executed this IP Security Agreement Supplement as of the day and year first above written.

[●]

By:
Name: [●]
Title: [●]

EXHIBIT A-3 TO EXHIBIT C

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE I TO EXHIBIT A TO EXHIBIT C

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

SCHEDULE II TO EXHIBIT A TO EXHIBIT C

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE III TO EXHIBIT A TO EXHIBIT C

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

[●] [●], 20[●]

To:	The Administrative Agent and each of the Lenders parties to the Second Lien Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Second Lien Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected [●] of the Borrower and a Responsible Officer of the Borrower;

2. I have reviewed the terms of the Second Lien Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. Any pro forma “run rate” expected cost saving, operating expense reduction, operational improvement and/or synergy added back in calculating Consolidated Adjusted EBITDA in reliance on clause (e) of the definition of “Consolidated Adjusted EBITDA” during the Fiscal Quarter covered by the attached financial statements is, in my good faith determination, reasonably identifiable and factually supportable.

4. [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition, statements of income or operations and cash flows of the Borrower as at the dates indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.]19

[19]	Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.

5. [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate[ and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto].

6. [Schedule 1 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow for such Excess Cash Flow Period.]20

7. [Attached as Schedule 2 hereto is a list of each subsidiary of the Borrower that identifies each as a Restricted Subsidiary or an Unrestricted Subsidiary as of the last day of the Fiscal Quarter covered hereby.]21 [There is no change in the list of Restricted Subsidiaries and Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

8. [Attached as Schedule 3 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.]22

9. [Attached as Schedule 4 hereto is consolidating financial information summarizing in reasonable detail the information regarding the Parent Company to which the attached financial statements relate, on the one hand, and the information relating to the Borrower, on the other hand.]23

[Signature Page Follows]

[20]

Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements (commencing with the Excess Cash Flow Period ending December 31, 2018).

[21]	Only required if a subsidiary has been designated as an Unrestricted Subsidiary since delivery of the last Compliance Certificate.
[22]	Only required if a subsidiary of the Borrower is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.
[23]	Only required if the attached financial statements are prepared at the level of a Parent Company and required to be delivered pursuant to the penultimate paragraph of Section 5.01.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.24

LIGHTHOUSE NETWORK, LLC,

By:

24 Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):

1.

The delivery of documents and deliverables required under Section 4.02(a) of the Security Agreement relating to any (i) certificated Securities and/or (ii) Instruments having a face amount in excess of $5,000,000, in each case acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires (i) certificated Securities and/or (ii) Instruments having a face amount in excess of $5,000,000 during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.02(a) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

2.

The delivery of documents and deliverables required under Section 4.03(c) of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires any registration (or files any application for registration) of any Parent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.03(c) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

3.

The delivery of the documents required under Section 4.04 of the Security Agreement relating to any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $5,000,000 acquired after the Closing Date. NOTE: If any Loan Party acquires any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $5,000,000 during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.04 of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

4.

The delivery of the documents required to be delivered under Section 5.12(a) of the Second Lien Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary and/or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter covered by the attached financial statements. NOTE: upon the taking of any action or the occurrence of any event described in clauses (i) through (iv) during the fourth Fiscal Quarter of any Fiscal Year, the documents required to be delivered under Section 5.12(a) of the Second Lien Credit Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

5.

The delivery of documents and deliverables required under Section 5.02(a) of the Limited Recourse Pledge Agreement relating to any certificated Securities, in each case acquired by any Pledgor party thereto during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Pledgor party to the Limited Recourse Pledge Agreement acquires certificated Securities during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 5.02(a) of the Limited Recourse Pledge Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

SCHEDULE 1

Calculation of Excess Cash Flow 25

[25]	If applicable.

SCHEDULE 1 TO EXHIBIT D

SCHEDULE 2

List of Subsidiaries

SCHEDULE 2 TO EXHIBIT D

SCHEDULE 3

Summary of Pro forma Adjustments for Unrestricted Subsidiaries26

[26]	If applicable.

SCHEDULE 3 TO EXHIBIT D

SCHEDULE 4

Consolidating Financial Information27

[27]	If applicable.

SCHEDULE 4 TO EXHIBIT D

EXHIBIT E

[RESERVED]

E-1

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

[FORM OF]

INITIAL INTERCREDITOR AGREEMENT

[CIRCULATED SEPARATELY]

G-1

EXHIBIT H

[FORM OF]

INTEREST ELECTION REQUEST

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent for the Lenders referred to below

Eleven Madison Avenue

New York, NY 10010

Attention: ###### #######

Facsimile: (###) ###-####

E-mail: #######@######.com

[●] [●], 20[●]28

Ladies and Gentlemen:

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Terms defined in the Second Lien Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Second Lien Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

[28]

The Administrative Agent must be notified in writing, which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any conversion or continuation of LIBO Rate Loans on the Closing Date) and (ii) 11:00 a.m. on the requested date of any conversion of any Borrowing to ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request a conversion or continuation of LIBO Rate Loans with an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of such conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

(A) [on [insert applicable date] (which is a Business Day), the undersigned will convert $[●]29 of the aggregate outstanding principal amount of the Loans, bearing interest at the [ABR][LIBO Rate], into a [LIBO Rate][ABR] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [●] month(s)]30[; and][.]]

(B) [on [insert applicable date] (which is a Business Day), the undersigned will continue $[●] of the aggregate outstanding principal amount of the Loans bearing interest at the LIBO Rate, as LIBO Rate Loans having an Interest Period of [●] month(s)31.]

[Signature Page Follows]

[29]	Subject to Section 2.02(c) of the Second Lien Credit Agreement.
[30]	Must be a period contemplated by the definition of “Interest Period.”
[31]	Must be a period contemplated by the definition of “Interest Period.”

LIGHTHOUSE NETWORK, LLC,

By:
Name:
Title:

EXHIBIT I

[FORM OF]

GUARANTY AGREEMENT

[CIRCULATED SEPARATELY]

I-1

EXHIBIT J

[FORM OF]

PERFECTION CERTIFICATE

[●], 2017

Reference is hereby made to (i) that certain First Lien Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as sole administrative agent and sole collateral agent for the Lenders party thereto (in such capacities with its successors and assigns, the “First Lien Administrative Agent”) and as an Issuing Bank and the other Issuing Banks party thereto, (ii) that certain First Lien Pledge and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Security Agreement”), by and among the Loan Parties from time to time party thereto and the First Lien Administrative Agent, (iii) that certain First Lien Limited Recourse Pledge Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Limited Recourse Pledge Agreement”),, among the Lighthouse Common Equity Holders party thereto and the Administrative Agent, (iv) that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified in effect on the date hereof, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among, inter alios, the Borrower, the other lenders from time to time party thereto and CS, in its capacities as sole administrative agent and sole collateral agent for the lenders party thereto (in its capacities as administrative agent and collateral agent, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, each, an “Administrative Agent” and collectively, the “Administrative Agents”), (v) that certain Second Lien Pledge and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, a “Security Agreement” and collectively, the “Security Agreements”) and (vi) that certain Second Lien Limited Recourse Pledge Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Limited Recourse Pledge Agreement” and together with the First Lien Limited Recourse Pledge Agreement, each, a “Limited Recourse Pledge Agreement” and collectively, the “Limited Recourse Pledge Agreements”), by and among the Lighthouse Common Equity Holders party thereto and the Administrative Agent, by and among the Loan Parties from time to time party thereto and the Second Lien Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the relevant Credit Agreement, Security Agreement or Limited Recourse Pledge Agreement, as applicable.

As used herein, the term “Company” means [●].

As of the date hereof, the undersigned hereby represents and warrants to each Administrative Agent and for the benefit of each Secured Party as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State (or analogous authority) of such Company’s jurisdiction of organization is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company.

(b) Except as otherwise disclosed in Schedule 1(c) or Schedule 1(d), set forth in Schedule 1(b) hereto is (i) any other legal name that any Company has had, together with the date of the relevant change and (ii) all other names used by each Company on any filings with the Internal Revenue Service at any time, in each case, in the past five years.

(c) Set forth in Schedule 1(c) is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which any Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past five years.

(d) Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), no Company has changed its jurisdiction of organization or form of entity at any time during the past four months.

2. Locations. The chief executive office of each Company is currently located at the address set forth in Schedule 2 hereto.

3. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests, the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby and the percentage of the total owned interest pledged by each Company.

4. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 4 is a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $5,000,000 held by any Company as of the date hereof, including the names of the obligors, the amounts owing and the maturity date applicable thereto. This numbered paragraph 4 shall not apply to any Lighthouse Common Equity Holder.

5. Intellectual Property. (a) Attached hereto as Schedule 5(a) is a schedule setting forth all of each Company’s United States Patents and United States Trademarks registered with (or applied for in) the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned, but including any United States Trademark that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.

(b) Attached hereto as Schedule 5(b) is a schedule setting forth all of each Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

This numbered paragraph 5 shall not apply to any Lighthouse Common Equity Holder.

6. Commercial Tort Claims. Attached hereto as Schedule 6 is a true and correct list of all Commercial Tort Claims with an individual value of at least $5,000,000 (as reasonably determined by the Borrower), held by any Company, including a brief description thereof. This numbered paragraph 6 shall not apply to any Lighthouse Common Equity Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Perfection Certificate as of the day and year first above written.

[●]

By:
Name: [●]
Title: [●]

Signature Page to Perfection Certificate

SCHEDULE 1(a)

LEGAL NAMES

Legal Name	Jurisdiction	Type	Organizational Number	Federal Taxpayer Identification Number

SCHEDULE 1(A) TO EXHIBIT J

SCHEDULE 1(b)

PRIOR ORGANIZATIONAL NAMES

Company	Prior Legal Name	Date of Change

SCHEDULE 1(B) TO EXHIBIT J

SCHEDULE 1(c)

CHANGES IN CORPORATE IDENTITY

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date of Change

SCHEDULE 1(C) TO EXHIBIT J

SCHEDULE 1(d)

CHANGES IN JURISDICTION OR FORM

Company	Change in Jurisdiction or Form	Date of Change

SCHEDULE 1(D) TO EXHIBIT J

SCHEDULE 2

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address

SCHEDULE 2 TO EXHIBIT J

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	No. Shares/ Interest	% of Issued and Outstanding Shares	% of Owned Interest Pledged

SCHEDULE 3 TO EXHIBIT J

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.	Promissory Notes/Instruments:

2.	Tangible Chattel Paper:

SCHEDULE 4 TO EXHIBIT J

SCHEDULE 5(a)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	PATENT NUMBER / DATE	PATENT

PATENT APPLICATIONS

APPLICANT	APPLICATION NUMBER / DATE	PATENT

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER / DATE	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO. / DATE	TRADEMARK

SCHEDULE 5(A) TO EXHIBIT J

SCHEDULE 5(b)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	COPYRIGHT NUMBER / DATE	COPYRIGHT

COPYRIGHT APPLICATIONS

REGISTERED OWNER	APPLICATION NUMBER / DATE	COPYRIGHT

SCHEDULE 5(B) TO EXHIBIT J

SCHEDULE 6

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 6 TO EXHIBIT J

EXHIBIT K

[FORM OF]

JOINDER AGREEMENT

A. SUPPLEMENT NO. [ ● ] dated as of [ ● ] (this “Joinder Agreement”), to (a) the Second Lien Pledge and Security Agreement dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement referenced below) from time to time party thereto (the foregoing, collectively, the “Grantors”) and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) and (b) the Second Lien Loan Guaranty dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among the Subsidiary Guarantors from time to time party thereto and the Administrative Agent.

B. Reference is made to the Second Lien Credit Agreement dated as of November 30, 2017, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, the Borrower, the lenders from time to time party thereto and the Administrative Agent.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the Security Agreement or the Loan Guaranty, as applicable.

D. The applicable Loan Parties have entered into the Security Agreement and the Loan Guaranty in order to induce the Lenders to make Loans. Section 7.10 of the Security Agreement, Section 3.04 of the Loan Guaranty and Section 5.12 of the Credit Agreement provide that additional subsidiaries of the Borrower may become Subsidiary Guarantors under the Security Agreement and the Loan Guaranty by executing and delivering an instrument in the form of this Joinder Agreement. [The] [Each] undersigned Restricted Subsidiary ([each, a] [the] “New Subsidiary”) is executing this Joinder Agreement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement and a Subsidiary Guarantor under the Loan Guaranty in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to Guaranty and secure the Secured Obligations, including [its] [their] obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and agreements relating to Banking Services the obligations under which constitute Banking Services Obligations.

Accordingly, the Administrative Agent and [the] [each] New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary. Upon the effectiveness of this Joinder Agreement, each reference to a “Grantor” and “Subsidiary Guarantor” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. [Each] [The] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, [each] [the] New Subsidiary will be deemed to be a Loan Guarantor under the Loan Guaranty and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Guarantor thereunder as if it had executed the Loan Guaranty. [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Subsidiary hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty. [Each] [The] New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Subsidiary upon the execution of this Agreement by [each] [the] New Subsidiary. [Each] [The] New Subsidiary hereby (x) makes, as of the date hereof, the representation and warranty set forth in Section 2.10 of the Loan Guaranty[, except as set forth on Schedule A hereto,]32 and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenant set forth in Section 2.11 of the Loan Guaranty.

SECTION 3. [The] [Each] New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 4. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Administrative Agent shall have received a counterpart of this Joinder Agreement that bears the signature of [the] [each] New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

[32]	Subject to Section 5.12(c)(x) of the Credit Agreement.

SECTION 5. Attached hereto is a duly prepared, completed and executed Perfection Certificate, which includes information with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein with respect to itself is true and correct in all material respects as of the date hereof.

SECTION 6. Except as expressly supplemented hereby, the Loan Guaranty and the Security Agreement shall remain in full force and effect.

SECTION 7. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. In case any one or more of the provisions contained in this Joinder Agreement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Loan Guaranty and the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower and the Administrative Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 10. [The] [Each] New Subsidiary agrees to reimburse the Administrative Agent for its expenses in connection with this Joinder Agreement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 11. This Joinder Agreement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

[SCHEDULE A

CERTAIN EXCEPTIONS]

SCHEDULE A TO EXHIBIT K

EXHIBIT L

[FORM OF]

PROMISSORY NOTE

$[ ● ]	New York, New York [ 🌑 ] [ 🌑 ], 20[ 🌑 ]

FOR VALUE RECEIVED, the undersigned Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), hereby jointly and severally promises to pay on demand to [ 🌑 ] (the “Lender”) or its registered permitted assign, at the office of Credit Suisse AG, Cayman Islands Branch (“CS”) at Eleven Madison Avenue, New York, New York 10010, Loans in the principal amount of $[ 🌑 ] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company, the Lenders from time to time party thereto and CS, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities, the “Administrative Agent”). The Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Second Lien Credit Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the Second Lien Credit Agreement.

The Borrower promises to pay interest on any overdue principal and, to the extent permitted by applicable Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Second Lien Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This promissory note is one of the promissory notes referred to in the Second Lien Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Second Lien Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Second Lien Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Second Lien Credit Agreement.

L-1

If any assignment by the Lender holding this promissory note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this promissory note to the Administrative Agent for cancellation.

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE SECOND LIEN CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

LIGHTHOUSE NETWORK, LLC,

By:
Name:
Title:

L-2

SCHEDULE A

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

SCHEDULE A TO EXHIBIT L

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

SCHEDULE A TO EXHIBIT L

EXHIBIT M

[FORM OF]

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

[CIRCULATED SEPARATELY]

M-1

EXHIBIT N

[RESERVED]

N-1

EXHIBIT O-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished Borrower and the Administrative Agent with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (or any applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ● ] [ ● ], 20[ ● ]

O-1-1

EXHIBIT O-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (or any applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [●] [●], 20[●]

O-2-1

EXHIBIT O-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities and together with its successors and assigns, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished the Borrower and the Administrative Agent with a duly executed IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or any applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or any applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

O-3-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [●] [●], 20[●]

O-3-2

EXHIBIT O-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement, dated as of November 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or any applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or any applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

O-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [●] [●], 20[●]

O-4-2

EXHIBIT P

[FORM OF]

SOLVENCY CERTIFICATE

[●] [●], 20[●]

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(j) of that certain Second Lien Credit Agreement dated as of November 30, 2017 (the “Second Lien Credit Agreement”), by and among, inter alios, Lighthouse Network, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, in its capacities as sole administrative agent and sole collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Credit Agreement.

I, [●], the [Chief Financial Officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1. I am generally familiar with the businesses, financial position and assets of the Borrower and its subsidiaries, on a consolidated basis, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Second Lien Credit Agreement; and

2. As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes of making the certifications set forth in this numbered paragraph 2, (A) it is assumed that the indebtedness and other obligations incurred under the Credit Facilities (as defined in the First Lien Credit Agreement) and the Term Facility will come due at their respective maturities and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, is reasonably expected to represent an actual or matured liability.

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IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

LIGHTHOUSE NETWORK, LLC,

By:
Name:
Title:

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EXHIBIT Q

[FORM OF]

LIMITED RECOURSE PLEDGE AGREEMENT

[CIRCULATED SEPARATELY]

Q-1